SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

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☒ Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
_________________

Notice of Annual Meeting of Stockholders
To Be Held May 3, 2011
_________________

Date:           May 3, 2011
Time:           10:00 a.m. CDT
Place:           Sheraton Overland Park Hotel at the Convention Center,
6100 College Boulevard, Overland Park, Kansas 66211

At the Annual Meeting of Stockholders, of NIC Inc. (the "Company") you will be asked to:

1.	Elect the Company's nominees as directors;

2.	Consider and cast an advisory vote upon the compensation of the Company's named executive officers as disclosed in these materials;

3.	Consider and cast an advisory vote upon whether the advisory vote upon the compensation of the Company's named executive officers should be held every one, two or three years;

4.	Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011; and

5.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on March 7, 2011 are entitled to vote at the Annual Meeting.  We hope that you will vote your shares as soon as possible.  You may vote by timely mailing a proxy card or you may vote your shares by timely returning the voting instruction form provided by your bank, broker or other nominee.  You may also vote by Internet, by telephone or in person at the Annual Meeting before the deadline provided in the proxy card.  Please review the instructions for the various voting options which are provided on the proxy card.

By Order of the Board of Directors

William F. Bradley, Jr.
Secretary
March 25, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 3, 2011:  The Proxy Statement and Annual Report to Stockholders are available to you at www.proxyvote.com.

_________________

PROXY STATEMENT

_________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NIC Inc., a Delaware corporation ("NIC" or the "Company" or "we"), for NIC's Annual Meeting of Stockholders to be held at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211 on Tuesday, May 3, 2011 at 10:00 a.m., local time, or any adjournment or postponement thereof (the “Annual Meeting”).  The Board of Directors encourages you to read this Proxy Statement and to vote on the matters to be considered at the Annual Meeting.

The Company will pay the cost, if any, of soliciting proxies.  NIC may supplement the mailed proxy solicitations by additional communications, which may include communications by mail, fax, telephone or personal delivery, but no additional compensation will be paid to directors, officers or employees for such solicitation. The Company will request brokers, banks and other nominees who hold shares of NIC common stock ("Common Stock") in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

The Company's Annual Report to Stockholders for 2010 is being mailed to stockholders with the Proxy Statement.  The Annual Report to Stockholders is not incorporated in this Proxy Statement and is not to be deemed part of the proxy soliciting materials.

Definitive copies of these proxy materials were first mailed to our stockholders entitled to vote on or about March 25, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 3, 2011:  The Proxy Statement and Annual Report to Stockholders are available to you at www.proxyvote.com.

TABLE OF CONTENTS

 Page

VOTING PROCEDURES AND RELATED MATTERS	1

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS	5

DIRECTOR COMPENSATION	10

REPORT OF THE AUDIT COMMITTEE	13

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)	14

EXECUTIVE COMPENSATION	16

REPORT OF THE COMPENSATION COMMITTEE	16

COMPENSATION DISCUSSION AND ANALYSIS	16

COMPENSATION TABLES	27

SUMMARY COMPENSATION TABLE (1)	27

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010	31

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END	32

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010	34

EXECUTIVE OFFICERS	35

EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENTS	36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39

ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2 ON PROXY CARD)	40

ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3 ON PROXY CARD)	41

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4 ON PROXY CARD)	42

SUBMISSION OF STOCKHOLDER PROPOSALS	43

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44

OTHER BUSINESS	45

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VOTING PROCEDURES AND RELATED MATTERS

Your vote is very important.

You can vote your shares at the Annual Meeting if you are present in person or represented by proxy.

Who can vote?

Stockholders of record as of the close of business on March 7, 2011 (also referred to as the Record Date) are entitled to vote. On that date, approximately 64,873,675 shares of Common Stock were outstanding and eligible to vote.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each share of Common Stock owned by you at the close of business on the Record Date.

What is the difference between a stockholder of record and a beneficial owner?

Most NIC stockholders hold their shares through a broker, bank or other nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by NIC. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting, or to vote by Internet or telephone. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a proxy from your broker, bank or other nominee and present it to the inspector of elections at the Annual Meeting with your ballot. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

How do I vote?

If you are a stockholder of record, you may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot in person, each as described below. If you hold shares beneficially in street name, you may vote by returning the voting instruction form to your broker, bank or other nominee or as otherwise provided on the voting instruction form. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction form provided by your broker, bank or other nominee.

Internet Voting.  To vote by Internet, follow the instructions on your proxy card that instruct you to vote at www.proxyvote.com up until 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most NIC stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees. Please check the voting instruction form for Internet voting availability.

Telephone Voting.  To vote by telephone, follow the instructions on your proxy card that instruct you to vote by calling the number specified on the proxy card up until 11:59 p.m., Eastern time, on the day before the Annual Meeting date. Most NIC stockholders who hold shares beneficially in street name may vote by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees. Please check the voting instruction form for telephone voting availability.

Voting By Mail. Stockholders not wishing to vote electronically on the Internet or by telephone, or whose voting instruction form does not reference Internet or telephone voting information, should follow these instructions for voting by mail. Stockholders of record of Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxies submitted by mail must be received no later than the day before the Annual Meeting date to ensure that they are counted. NIC stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction form provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

Voting in Person. Stockholders of record of Common Stock may also vote their shares in person at the Annual Meeting. However, if your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker, bank or other nominee) and bring it with you to the Annual Meeting. Signing and returning your proxy card or submitting your vote on the Internet or by telephone does not affect your right to vote in person at the Annual Meeting.

How will my votes be counted?

If you timely return your properly signed proxy card or voting instruction form, the shares they represent will be voted in accordance with your instructions.  If you timely return your properly signed proxy card or voting instruction form, but do not mark selections, the related shares will be voted (i) FOR the election of the nominees named herein as directors; (ii) FOR the compensation paid to the Company's named executive officers, as disclosed herein; (iii) in favor of the option of "EVERY 3 YEARS" for future advisory votes on executive compensation; and (iv) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction form, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter.  Under applicable rules, brokers, banks and other nominees have the discretion to vote on "routine" matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on matters that are not considered "routine."  The following proposals are not considered routine matters: (i) the election of directors, (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, and (iii) the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. Consequently, if you do not provide your broker, bank or other nominee with your voting instructions for any of these proposals, the broker, bank or other nominee cannot vote your shares on that proposal, which is referred to as a "broker non-vote."

The enclosed proxy card or voting instruction form also grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters.

What vote is required?

Business cannot be conducted at the Annual Meeting unless a quorum is present.  In order to have a quorum, a majority of the shares of Common Stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If there are not sufficient votes in attendance at the Annual Meeting in person or by proxy to constitute a quorum for approval of any matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum.

Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting and the director nominees who receive the most votes will be elected.  The affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to (i) approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; (ii) indicate, on an advisory basis, the preference of the stockholders for the frequency of future advisory votes on the compensation of the Company’s named executive officers; and (iii) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

How are abstentions and broker non-votes counted?

Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present.  Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting, with the nominees obtaining the most votes being elected.  Because there is no minimum vote required for the election of directors, abstentions or withhold votes and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Abstentions are counted in determining the total number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will have the same effect as a vote against:  (i) the proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in these materials; (ii) the proposal to indicate, on an advisory basis, the preference of the stockholders for the frequency of future advisory votes on the compensation of the Company’s named executive officers; and (iii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.  Broker non-votes are not counted in determining the number of shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on these proposals.

What are the effects of the advisory votes?

The vote of the stockholders regarding the compensation of our named executive officers as disclosed in these materials is an advisory vote, and the results will not be binding on the Board of Directors or the Company.  However, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when making future executive compensation decisions.

The vote of the stockholders regarding the frequency of future advisory votes on the compensation of our named executive officers is also an advisory vote, and the results will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when deciding on the frequency of future advisory votes on the compensation of our named executive officers.

What are the Board of Directors' Recommendations?

The Board of Directors recommends that you vote all of your shares:

1.             FOR the election of the seven nominees named herein for director;

2.	FOR the compensation paid to the Company's named executive officers, as disclosed in these materials;

3.	In favor of holding an advisory vote on the compensation of the Company's named executive officers every "3 YEARS"; and

4.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

May I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by:

•	delivering a written notice to the NIC Corporate Secretary bearing a date later than the date on your proxy stating that you would like to revoke your proxy;

•	completing, executing and delivering a new, later dated proxy card for the same shares prior to the deadline specified on the proxy card and following the instructions on the proxy card;

•
logging onto the Internet website specified on your proxy card in the same manner you would do to submit your proxy electronically or by calling the telephone number specified on your proxy card (in each case if you are eligible to do so) prior to the deadline specified on the proxy card and following the instructions on the proxy card; or

•	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy.

Any written notice of revocation should be delivered to NIC Inc. Attention: Corporate Secretary, at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, no later than the day before the Annual Meeting date to ensure that it is received in a timely manner.

If you are the beneficial owner of shares held in "street name" by your broker, bank or other nominee and you have instructed such broker, bank or other nominee to vote your shares, you must follow directions received from such broker, bank or other nominee to change those instructions.

Who are the proxies who will vote my shares at the Annual Meeting if I timely return my proxy card?

The Company has designated Harry H. Herington, the Company's Chairman of the Board and Chief Executive Officer, and William F. Bradley, Jr., the Company's Chief Operating Officer, General Counsel and Secretary, with full power of substitution, to vote the authorized proxies during the Annual Meeting.

Who will assist in the distribution of proxy materials and tabulate the vote?

The Company has retained Broadridge Investor Communication Services to assist in the distribution of proxy materials and tally the vote.  The inspectors of election appointed for the Annual Meeting will certify the results.

Is my vote confidential?

It is the Company's policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual stockholders, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K filed with the Securities and Exchange Commission within four business days after the Annual Meeting.  If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in the Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Why did I receive only one set of proxy materials when there are several stockholders at my address?

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker, bank or nominee. This practice is called "householding."  If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process.  If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our Annual Report to Stockholders and Proxy Statement to your address.  You may revoke your consent to householding at any time by contacting your broker, bank or other nominee.

If you did not receive an individual copy of our Annual Report to Stockholders and Proxy Statement, we will send copies to you if you contact us at 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061, (877) 234-3468, Attention: Corporate Secretary.  If you and other residents at your address have been receiving multiple copies of our Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

Who can help answer my questions?

If you have any questions about the matters proposed in this Proxy Statement or the procedures for voting your shares, you should contact:

NIC Inc.
Attention: Corporate Secretary
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(877) 234-3468

_________________

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

NIC's business and affairs are managed under the direction of the Board of Directors.  Currently, there are seven directors:  Harry H. Herington; Art N. Burtscher; Daniel J. Evans; Ross C. Hartley; Alexander C. Kemper; William M. Lyons; and Pete Wilson. All of the directors are standing for election and their biographies appear on pages 14 to 15.

Corporate Governance Principles and Practices and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Principles and Practices ("Principles and Practices") that address the practices of the Board and, together with the Articles of Incorporation, Bylaws and Board Committee charters, provide the framework for governance of NIC.  The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, including the Chief Executive Officer and the Chief Financial Officer.  The Principles and Practices and the Code of Business Conduct and Ethics are available on the Company's website at:

 http://www.egov.com/Investors/CorporateGov/Pages/default.aspx.

If you would like to receive a copy of the Principles and Practices or the Code of Business Conduct and Ethics, send your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

Meetings of the Board

In 2010, the NIC Board of Directors had five regularly scheduled meetings, and special meetings were held as necessary, for a total of 13 meetings. Each of the incumbent directors attended over 75% of the meetings of the Board and the committees to which the director was assigned. The directors, in the aggregate, attended 98% of the Board meetings. In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the directors. The Board has access to management at all times. Directors standing for election are encouraged to attend the Annual Meeting of Stockholders.  All directors standing for election at the 2010 Annual Meeting of Stockholders attended the meeting in person or by phone.

Independence

The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ and the criteria set forth in NIC's Corporate Governance Principles and Practices.  These standards include evaluating material relationships with NIC, if any, to the best of each director's knowledge, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships.  Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined for the calendar year 2011 that all of the directors, except Mr. Herington, are independent as required by applicable laws and regulations, by the listing standards of the NASDAQ and by the Corporate Governance Principles and Practices.  The Board has also assessed the independence of the members of the Audit, Compensation and Corporate Governance and Nominating Committees based on applicable laws and regulations, the listing standards of the NASDAQ and the Corporate Governance Principles and Practices and has found all members of those committees to be independent.  The Board's findings are included in the discussion of the committees below.

Stockholder Communications with Directors

A stockholder who would like to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

NIC Inc.
Board of Directors [or committee name or director's name, as appropriate]
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Also, stockholders can contact the Board of Directors at board@egov.com.

NIC will forward all such stockholder correspondence to the Board, committee or individual director, as appropriate.  This process has been approved by the independent directors of NIC.

Board Leadership Structure

Harry H. Herington serves as the Company's Chairman of the Board and Chief Executive Officer.  Art N. Burtscher serves as the Lead Independent Director. The Board believes that combining the positions of Chairman of the Board and Chief Executive Officer and having a Lead Independent Director provides an efficient and effective leadership model for the Company, combining clarity on strategy and decision-making with effective independent oversight. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Company and provides a single leader to guide the Company in executing the Company's business strategy. The Board does not believe that the Board's independence is compromised by having a single person serve as Chairman of the Board and Chief Executive Officer. The Board believes that having a Lead Independent Director ensures that a strong, independent director leads the Board's independent directors and is a single point of contact for the Chairman on most routine board items, especially between meetings. The Board believes this structure avoids the management issues that often arise when the Chairman of the Board and Chief Executive Officer duties are separated.  Further, a Lead Independent Director helps facilitate dialogue between the Board and stockholders by specifically identifying an independent director available for consultation and communication.

Pursuant to the Company's Bylaws, the Chairman of the Board is responsible for presiding over all meetings of the Board of Directors and performs such other duties and may exercise such other powers as from time to time may be assigned to him or her by the Bylaws or by the Board or which he believes are appropriate.  The Lead Independent Director's powers, duties and responsibilities established by the Board include the following:  (a) calling and presiding at executive sessions of the Board at which only independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or a majority of the  independent directors; (b) as deemed appropriate by the Lead Independent Director, communicating with other independent directors in advance of each executive session to develop an agenda of issues for discussion in the executive session; (c) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (d) calling special meetings of the Board; (e) serving as liaison between the Chairman of the Board and the independent directors; (f) reviewing or adding materials sent to the Board that are initially prepared by or under the direction of the Chairman of the Board; (g) reviewing or adding meeting agendas for the Board that are initially prepared by the Chairman of the Board; (h) reviewing meeting schedules that are initially prepared by the Chairman of the Board in order to assure that there is sufficient time for discussion of all agenda items; (i) making recommendations to the Board regarding the structure of Board meetings; (j) recommending matters for consideration by the Board; (k) serving as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board; (l) collaborating with the Chairman of the Board on recommending tasks to be assigned to the appropriate committees; (m) with the approval of the Corporate Governance and Nominating Committee, overseeing the annual evaluation of the Board and its committees; and (n) having the right to engage legal, financial and other advisers to represent the independent directors.

Risk Oversight

The Board has delegated to the Audit Committee, consisting solely of independent directors, the responsibility to oversee the assessment and management of the Company's risks, including reviewing with management significant risk exposures potentially facing the Company and the policies and steps implemented by management to identify, assess, manage and monitor such exposures. The Company's Compensation Committee, consisting solely of independent directors, is responsible for overseeing the management of risks relating to the Company's compensation plans and arrangements and reporting to the Audit Committee and the Board. The Board is regularly informed through committee reports regarding the Company's risks, and reviews and discusses such risks in overseeing the Company's business strategy and operations.

Committees of the Board

As described below, there are three standing committees of the Board.  Each committee's activities are governed by a charter that is available on the Company's website at http://www.egov.com/Investors/CorporateGov/Pages/default.aspx, or by sending your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

The table below shows the members of each Committee of the Board:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Art N. Burtscher, Chairman	Alexander C. Kemper, Chairman	William M. Lyons, Chairman
Daniel J. Evans	Art N. Burtscher	Art N. Burtscher
Alexander C. Kemper	Daniel J. Evans	Daniel J. Evans
William M. Lyons	William M. Lyons	Alexander C. Kemper
Pete Wilson	Pete Wilson	Pete Wilson

The Audit Committee

The Audit Committee oversees management's responsibility for the integrity of the Company's accounting and financial reporting and systems of internal controls.  The Committee also oversees the performance of the Company's independent registered public accounting firm and the Company's compliance with legal and regulatory requirements.  In addition, the Committee has the responsibility to oversee the assessment and management of the Company's risks. The Audit Committee met six times during 2010. The report of the Audit Committee is included in this Proxy Statement starting on page 13.

The Board of Directors has determined that all of the members of the Audit Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices.  The Board of Directors has determined that at least one member of the Committee, Mr. Burtscher, qualifies as an "audit committee financial expert."

The Compensation Committee

The Compensation Committee is responsible for the establishment and oversight of the Company's executive compensation program.  The Committee also has responsibility for general oversight of the Company's compensation policies and practices for all employees, particularly with respect to how such policies relate to the achievement of Company business goals and the Company's management of risk.  It is the responsibility of the Committee to review, recommend and approve changes to the Company's compensation policies and benefits programs and to otherwise ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.  The Committee establishes the compensation levels of the Company's Chief Executive Officer and the Company's other executive officers, and reviews and makes recommendations to the Board regarding the level and form of the Company's director compensation. The Committee also administers the Company's stock plans, including the 2006 Amended and Restated Stock Option and Incentive Plan and the 1999 Employee Stock Purchase Plan.  Finally, the Committee performs other duties related to compensation that the Board from time to time may assign.  The Compensation Committee held five meetings in 2010.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices.

The Compensation Committee may delegate any of its responsibilities to sub-committees and may delegate day-to-day administration of incentive and employee benefit plans to appropriate Company personnel. In addition, upon occasion, matters have been escalated from the Compensation Committee to the full Board of Directors for action. The executive officers receive assignments from the Compensation Committee, for example, researching compensation levels for employees, executives or directors at companies in comparable industries or of comparable size in terms of number of employees, annual revenues or market capitalization.  The Compensation Committee also tasks the executive team with the first, and subsequent, drafts of the executive incentive compensation plan each year and with drafting revisions based upon Committee guidance.

The Compensation Committee has reviewed, with management, the design and operation of the Company's compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and has evaluated the relationship between the Company's risk management and these arrangements. The Compensation Committee believes that the Company's compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

The Committee has the authority to retain and terminate any compensation consultant used to assist in the evaluation of executive officer compensation.  The Company did not retain any compensation consultants to specifically determine or recommend the amount or form of executive and director compensation for fiscal year 2010. In 2007 as further discussed below, the executive team with the approval of the Committee used an external compensation consultant, Mercer Human Resource Consulting, to assess the Company's management compensation structure, including executive compensation, and to perform peer review analysis among other public companies engaged in the information technology services industries with similar annual revenues, number of employees, market capitalization and other financial metrics. In 2008, as further discussed below, the executive team with the approval of the Committee engaged Semler Brossy Consulting Group, LLC (“SBCG”), an external compensation consultant, to undertake a similar analysis with respect to the compensation of the Company's directors.

In December 2010, as further discussed below, the Compensation Committee, with the assistance of the executive team, engaged SBCG to assess the Company's management compensation structure, including executive compensation, for future periods and to perform peer review analysis among other public companies engaged in the information technology services industries with similar annual revenues, number of employees, market capitalization and other financial metrics. SBCG also undertook a similar analysis in December 2010 with respect to the compensation of the Company's directors.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met five times in 2010.  The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices.  The Committee focuses on two primary areas: corporate governance and nomination of directors.

The Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board's role in the governance of the Company.  The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in Corporate Governance Principles and Practices, which can be found on the Company's website.

Nomination of Directors

The Corporate Governance and Nominating Committee evaluates the qualifications of candidates for election as directors.  In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, stockholders and self-nominated individuals.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis.  A discussion of factors that the Committee may consider is included under "Election of Directors" in this Proxy Statement beginning on page 14.

The Committee will consider Board nominees recommended by stockholders who provide the recommendation in accordance with the procedures in the Bylaws for stockholder nominations of directors.  The Committee intends to apply the same standards in considering candidates submitted by stockholders and self-nominated individuals as it does in evaluating candidates submitted by members of the Board of Directors and members of management.

The Bylaws require that a stockholder who wishes to nominate an individual for election as a director at the Company's 2012 Annual Meeting of Stockholders must give the Company advance written notice no earlier than 120 days and no later than 90 days prior to the anniversary date of this year’s Annual Meeting.  Accordingly, notice of any director nomination that a stockholder intends to present at the Company’s 2012 Annual Meeting must be received at the Company's principal executive offices not earlier than January 4, 2012 and not later than February 3, 2012.  The Bylaws also require a stockholder who wishes to nominate an individual or him or herself for election as a director to provide certain specified information.  This specified information includes, among other things, certain information about the stockholder and certain information about the nominee, such as the nominee's name, address, principal occupation, relationship with the nominating stockholder, a completed questionnaire and the nominee's written consent to being named a nominee and to serve as a director if elected.

Stockholders may request a copy of the Bylaw requirements from:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

Notice of any director nominations for this year's Annual Meeting must have been received no earlier than January 4, 2011 and no later than February 3, 2011.  NIC did not receive any stockholder nominations of directors within this timeframe.

The Board has determined that a majority of the Board members are independent directors.  Each nominee for director is an existing director standing for re-election.

Involvement in Certain Legal Proceedings

On January 12, 2011, the Company and its Chairman of the Board and Chief Executive Officer, Harry H. Herington, reached a settlement with the Securities and Exchange Commission (SEC) resolving the previously disclosed SEC investigation relating to the reimbursement and disclosure of expenses to Jeffery S. Fraser, the Company's former Chairman of the Board and Chief Executive Officer.  The Company and Mr. Herington agreed to the settlement without admitting or denying the allegations in the SEC complaint.  Under the terms of the settlement, NIC paid a civil monetary penalty of $500,000 and Mr. Herington personally paid a civil monetary penalty of $200,000.  The Company and Mr. Herington also consented to a permanent injunction against future violations of certain provisions of the federal securities laws and SEC rules which are set forth in exhibits to the Current Report on Form 8-K filed by the Company on January 12, 2011 describing the settlement.  The Company has also agreed to retain an independent consultant to review and advise on any need for improvement in NIC's policies, procedures, controls and training related to payment of expenses, handling of whistleblower complaints, and disclosure of perquisites and related party transactions.

Stephen M. Kovzan, NIC's Chief Financial Officer, informed the Company that he was unable to reach a settlement with the SEC on terms that he felt were acceptable.  In January 2011, the SEC filed a civil complaint against him in the U.S. District Court for the District of Kansas alleging violations of certain provisions of the federal securities laws detailed in that complaint relating to the reporting and disclosure of expenses by Mr. Fraser.  Mr. Kovzan is represented by personal counsel and he has informed NIC that, based on advice of his counsel, he intends to defend himself against those charges because he believes they are without merit.

_________________

DIRECTOR COMPENSATION

In 2008, the Compensation Committee directed senior management to conduct a competitive assessment of the compensation program for the Company's Board of Directors and to develop comprehensive program recommendations going forward.  In 2007, management, with the approval of the Compensation Committee, had engaged Mercer to conduct a similar assessment of the Company's executive compensation program, as further discussed under the Compensation Discussion and Analysis section starting on page 16 of this Proxy Statement.  The senior consultant with Mercer most familiar with the 2007 executive compensation study was employed by Semler Brossy Consulting Group ("SBCG") in 2008.  Management, with the approval of the Committee, engaged SBCG in 2008 to review the Company's Board compensation program, provide critical feedback and assess Board compensation within the context of peer group comparisons.

For the 2008 Board compensation study, SBCG used the same peer group of companies that Mercer used for the 2007 executive compensation study.  In the 2008 study, SBCG considered several factors, such as industry focus, business characteristics and operational complexity, to develop an appropriate peer group of companies in the internet & software services, application software, and information technology consulting industries that were appropriately-sized in terms of number of employees, market capitalization and asset base, with annual revenues used as a secondary criterion.  The 14 members of the peer group were as follows:

Bankrate (RATE)	Online Resources (ORCC)
CyberSource (CYBS)	Perficient (PRFT)
ePlus (PLUS.PK)	S1 (SONE)
Goldleaf Financial Solutions (GFSI)	SupportSoft (SPRT)
Imergent (IIG)	Tier Technologies (TIER)
Keynote Systems (KEYN)	Vocus (VOCS)
Omniture (OMTR)	WebMD Health (WBMD)

Based upon the recommendations of SBCG, the Company has provided the following cash compensation to directors through 2010:  (1) an annual cash retainer of $24,000, (2) an annual cash retainer premium paid for committee chairs of $10,000 for the Audit Committee and $5,000 for the Corporate Governance and Nominating Committee and the Compensation Committee, (3) an annual cash retainer premium paid for committee members of $5,000 for the Audit Committee and $2,500 for the Corporate Governance and Nominating Committee and the Compensation Committee, and (4) quarterly Board meeting attendance fees of $1,000.  From an equity compensation standpoint, the Company's Board compensation program provides for an annual grant of service-based restricted stock (with equal vesting over four years) with a grant date fair value of $60,000.  The ratio of equity to cash compensation is approximately 60% to 40%, which is in line with SBCG's recommendation of a preponderance of total value coming from equity compensation.

Upon first joining the Board, any new director will receive an award of restricted stock (with equal annual vesting over four years) with an equivalent fair market value of $25,000 on the date of the award.  Directors are entitled to cash dividends on shares of unvested restricted stock (including initial and annual share grants) in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.

Directors who are also executive officers of the Company do not receive compensation for service on the Board of Directors.  Therefore Mr. Herington is not listed in the Director Compensation table below.

All directors are eligible to participate in the Company's 2006 Amended and Restated Stock Option and Incentive Plan.  Non-employee directors are not eligible to participate in the Company's Employee Stock Purchase Plan.  Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

The following table provides information on the compensation of non-employee directors in 2010.

Director Compensation in Fiscal 2010 (1)
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	All Other Compensation ($) (g)	Total ($) (h)
Art N. Burtscher (3)	43,000	60,000	11,307	114,307
Daniel J. Evans (4)	38,000	60,000	11,307	109,307
Ross C. Hartley (5)	28,000	60,000	12,771	100,771
Alexander C. Kemper (6)	40,500	60,000	11,777	112,277
William M. Lyons (7)	40,500	60,000	3,519	104,019
Pete Wilson (8)	38,000	60,000	11,307	109,307

(1)
The Option Awards, Non-Equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns have been omitted from the Director Compensation table because the Company does not provide director compensation in any of these categories.

(2)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 11 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.  The grant date fair value does not reflect dividends payable on unvested shares of restricted stock.  The value of dividends paid on unvested shares of restricted stock, is reported in the All Other Compensation column and not in the Stock Awards column.

(3)
All Other Compensation for Mr. Burtscher consists of a cash dividend equivalent of $0.30 per share on 19,520 unvested shares of restricted stock paid by the Company in February 2010 and a cash dividend equivalent of $0.25 per share on 21,802 unvested shares of restricted stock paid by the Company in December 2010.

At December 31, 2010, Mr. Burtscher directly owned the following unvested restricted stock awards:

(i)	2,000 unvested service-based restricted shares, which vest in two equal annual installments beginning on February 4, 2011;

(ii)	4,033 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 6, 2011;

(iii)	7,854 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 5, 2011; and

(iv)	7,915 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 4, 2011.

(4)
All Other Compensation for Governor Evans consists of a cash dividend equivalent of $0.30 per share on 19,520 unvested shares of restricted stock paid by the Company in February 2010 and a cash dividend equivalent of $0.25 per share on 21,802 unvested shares of restricted stock paid by the Company in December 2010.

At December 31, 2010, Mr. Evans directly owned the following unvested restricted stock awards:

(i)	2,000 unvested service-based restricted shares, which vest in two equal annual installments beginning on February 4, 2011;

(ii)	4,033 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 6, 2011;

(iii)	7,854 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 5, 2011; and

(iv)	7,915 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 4, 2011.

(5)
All Other Compensation for Mr. Hartley consists of a cash dividend equivalent of $0.30 per share on 19,520 unvested shares of restricted stock paid by the Company in February 2010, a cash dividend equivalent of $0.25 per share on 21,802 unvested shares of restricted stock paid by the Company in December 2010 and health and dental insurance premiums paid by the Company totaling $1,464.  In February 2010, Mr. Hartley elected to participate in a COBRA Plan for up to 18 months, under our self-insured health plan that an insurance provider administers

At December 31, 2010, Mr. Hartley directly owned the following unvested restricted stock awards:

(i)	2,000 unvested service-based restricted shares, which vest in two equal annual installments beginning on February 4, 2011;

(ii)	4,033 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 6, 2011;

(iii)	7,854 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 5, 2011; and

(iv)	7,915 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 4, 2011.

(6)
All Other Compensation for Mr. Kemper consists of a cash dividend equivalent of $0.30 per share on 20,334 unvested shares of restricted stock paid by the Company in February 2010 and a cash dividend equivalent of $0.25 per share on 22,709 unvested shares of restricted stock paid by the Company in December 2010.

At December 31, 2010, Mr. Kemper directly owned the following unvested restricted stock awards:

                                  (i)             907 unvested service-based restricted shares, which vest on November 5, 2011;

(ii)	2,000 unvested service-based restricted shares, which vest in two equal annual installments beginning on February 4, 2011;

(iii)	4,033 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 6, 2011;

(iv)	7,854 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 5, 2011; and

(v)	7,915 unvested service-based restricted shares, which vest in four equal annual installments beginning May 4, 2011.

(7)
All Other Compensation for Mr. Lyons consists of a cash dividend equivalent of $0.30 per share on 3,160 unvested shares of restricted stock paid by the Company in February 2010 and a cash dividend equivalent of $0.25 per share on 10,285 unvested shares of restricted stock paid by the Company in December 2010.

    At December 31, 2010, Mr. Lyons directly owned the following unvested restricted stock awards:

(i)	2,370 unvested service-based restricted shares, which vest in three equal annual installments beginning August 6, 2011; and

(ii)	7,915 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 4, 2011.

(8)
All Other Compensation for Governor Wilson consists of a cash dividend equivalent of $0.30 per share on 19,520 unvested shares of restricted stock paid by the Company in February 2010 and a cash dividend equivalent of $0.25 per share on 21,802 unvested shares of restricted stock paid by the Company in December 2010.

    At December 31, 2010, Governor Wilson directly owned the following unvested restricted stock awards:

(i)	2,000 unvested service-based restricted shares, which vest in two equal annual installments beginning on February 4, 2011;

(ii)	4,033 unvested service-based restricted shares, which vest in two equal annual installments beginning on May 6, 2011;

(iii)	7,854 unvested service-based restricted shares, which vest in three equal annual installments beginning on May 5, 2011; and

(iv)	7,915 unvested service-based restricted shares, which vest in four equal annual installments beginning on May 4, 2011.

The Board determined the terms and conditions of any such equity awards, including those that apply upon the termination of a non-employee director's service as a Board member.

2011 Director Compensation Study

The Compensation Committee recently engaged SBCG to update its assessment of director compensation.  SBCG determined that director compensation levels were generally well-aligned with an updated peer group of companies and with the broader market, and are generally approximate to the peer group median.  SBCG referenced director compensation data for the same 15 companies referenced for its recent executive compensation study, as further discussed below under 2011 Executive Compensation Study, and also referenced broader market survey data.  The only change to the director compensation program in 2011 will be to increase the quarterly Board meeting attendance fee from $1,000 per quarter to $2,500 per quarter.

Stock Ownership Requirements

  In March 2011, the Company adopted a stock ownership policy applicable to non-employee directors and the four named executive officers, as further discussed below under 2011 Executive Compensation Study.

_________________

REPORT OF THE AUDIT COMMITTEE

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2010 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2010.

In addition, the Audit Committee has received from and discussed with management and the independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the Audit Committee, including the matters required by the Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees), as modified or supplemented.  Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants.  As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.  Members of the Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm.

Based upon the reports and discussions described in this report, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements referred to above in the Company's Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee

Art N. Burtscher (Chairman)
Daniel J. Evans
Alexander C. Kemper
William M. Lyons
Pete Wilson

Employee Complaint Procedures for Accounting and Auditing Matters

The Board has adopted Employee Complaint Procedures for Accounting and Auditing Matters for all employees, which can be found on the Company's website.  This document contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters in the same manner as other employee complaints, including “whistle blower” complaints.

_________________

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

The Board of Directors currently consists of seven directors.  Each of the nominees listed below is an incumbent director whose nomination to serve for a one-year term was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors.  The seven nominees receiving the most votes will be elected.  Abstentions and broker non-votes have no effect on the election.  Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve.  However, if any nominee becomes unavailable to serve at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees.  If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a stockholder.

If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card.  If you do not wish your shares to be voted for a particular nominee, you should note that nominee's name in the exception space provided on the proxy card.  The following biographies provide information about each nominee's principal occupation and business experience, age, and other directorships, as well as current NIC Board committee memberships.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR each of the nominees.

Name	Age	Position
Harry H. Herington	51	Chairman of the Board and Chief Executive Officer
Art N. Burtscher	60	Lead Independent Director
Daniel J. Evans	85	Director
Ross C. Hartley	63	Director
Alexander C. Kemper	45	Director
William M. Lyons	55	Director
Pete Wilson	77	Director

The following is a brief description of the business experience of each nominee for director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director for the Company, in light of the Company's business and structure.  In nominating candidates, the Committee takes into consideration such factors as it deems appropriate on a case-by-case basis, which may include experience, knowledge, skills, expertise, integrity, diversity of background and perspective, ability to make independent analytical inquiries, understanding of the Company's business environment, the interplay of the candidate's experience with that of the other Board members and willingness to devote adequate time and effort to Board responsibilities. While the Company does not have a formal diversity policy, the Company believes that the Board's deliberative process benefits from a reasonable diversity of backgrounds and perspectives. In reviewing the re-nomination of incumbent directors, the Committee also considers their participation at meetings, their understanding of NIC's business and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

Harry H. Herington became the Company's Chief Executive Officer in February 2008 and became the Chairman of the Board in May 2008.  He was elected to the Board of Directors in October 2006.  Mr. Herington served as President from May 2006 until February 2008 and as Chief Operating Officer from May 2002 until October 2006.  In addition, he served as the Company's Executive Vice President-Portal Operations from January 1999 through April 2002. He served as one of the Company's directors from May 1998 to February 1999.  He has also served as President of NICUSA, Inc., a wholly-owned subsidiary of the Company, since 1998.  Mr. Herington has held numerous positions of authority and responsibility with the Company since 1995 as well as several positions of authority with other business and government organizations, which enables him to provide valuable leadership and insight into the Company's strategic direction. Mr. Herington holds a B.S. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

Art N. Burtscher has served as one of the Company's directors since 2004, and was elected Lead Independent Director in February 2008.  He chairs the Audit Committee.  Mr. Burtscher became Senior Vice President of Westwood Trust upon the acquisition of McCarthy Group Advisors, LLC by Westwood Holdings Group, LLC in 2010.  Mr. Burtscher served as Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm, from 2004 to 2010. From 2000 to 2004, he was President of McCarthy Group Asset Management.  He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank.  Mr. Burtscher currently serves on the boards of directors of NovaStar Financial, AmeriSphere Multi-Family Finance, L.L.C., Jet Linx, LLC, Westwood Trust, Landscapes Unlimited, Inc. and the Silverstone Group.  Mr. Burtscher's extensive experience in the financial services industry enables him to provide valuable contributions to the Board regarding financial, business and investment matters and to serve as the audit committee financial expert. He graduated from Fort Hays State University in Kansas with a B.S. in Business Administration and is a graduate of the School of Mortgage Banking.

Daniel J. Evans has served as one of the Company's directors since 1998.  Governor Evans is the chairman of and has served as a consultant for Daniel J. Evans Associates Consulting, a consulting company in the State of Washington, since May 1989.  Governor Evans currently serves as a director of Costco Wholesale Corporation and Archimedes Technology Group.  Mr. Evans has extensive service as a director, having served on more than 14 boards of directors and served on the audit committees of many of those boards. He also served as a U.S. Senator for the State of Washington from September 1983 to January 1989 and as the Governor of the State of Washington from January 1965 to January 1977.  The Board relies upon Governor Evan's extensive experience in state government and industry in guiding the Company's business strategy. Governor Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.

Ross C. Hartley, one of the Company's founders, has served as one of the Company's directors since the Company's formation in 1991. Mr. Hartley also served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. Mr. Hartley retired from all active work in 2000 and since that time has managed his own investments.  He also serves as a director of Empire District Electric Company, a public utility located in Joplin, Missouri.  Mr. Hartley's extensive experience with the Company since its founding and extensive business experience enables him to provide valuable guidance to the Board in overseeing the Company's business. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

Alexander C. Kemper has served as one of the Company's directors since his election to the Board in November 2007.  He chairs the Compensation Committee.  Mr. Kemper is the chairman of the board of Kansas City-based The Collectors Fund, a private equity fund focused on alternative asset classes, and serves as chairman and chief executive officer of Pollenware, a leader in the next generation of trade settlement companies.  He founded Perfect Commerce Inc., an application service provider for Internet sourcing and procurement tools and related professional services, and served as chairman and chief executive officer from 2000 to 2006.  Before founding Perfect Commerce, Mr. Kemper was the chairman of the board and CEO of UMB Bank, N.A. and CEO of UMB Financial Corp., a Nasdaq-traded financial services company with assets of more than $8 billion. He is an active angel and venture investor and currently serves several corporate boards, including UMB Financial Corp. (NASDAQ: UMBF), AXA Art, North America (a subsidiary of AXA Insurance Company), BATS Exchange, Sipvine, and SCD Probiotics. Mr. Kemper has extensive experience in finance, banking, investment, management and board service, as well as extensive experience with technology companies, which enables him to provide valuable guidance to his fellow directors on such matters. Mr. Kemper holds a B.A. degree from Northwestern University.

William M. Lyons has served as one of the Company's directors since 2009. He chairs the Corporate Governance and Nominating Committee.  Mr. Lyons was president and chief executive officer of American Century Companies, Inc., a Kansas City-based investment manager, until his retirement in March 2007. Mr. Lyons joined American Century in 1987 as assistant general counsel and also served as its general counsel, executive vice president, and chief operating officer. Mr. Lyons was named president in 1997 and chief executive officer in 2000. Mr. Lyons also served as a director of American Century Companies, Inc. and numerous investment companies affiliated with American Century Companies, Inc. While at American Century, Mr. Lyons also was a senior executive of several operating subsidiaries, including American Century Investment Management, Inc., American Century Investment Services, Inc., and American Century Services Corp. He is currently a member of the board of directors of Morningstar, Inc. (NASDAQ: MORN), The NASDAQ Stock Exchange, and other civic and not-for-profit entities. Mr. Lyons's leadership of American Centuries Companies, Inc. through a period of substantial growth enables him to provide valuable guidance to the Board on business strategy and financial matters. Mr. Lyons holds a bachelor's degree in history from Yale University and a Juris Doctor degree from Northwestern University School of Law.

Pete Wilson has served as one of the Company's directors since 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999.  Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California from 1983 to 1991, and served as the mayor of San Diego, California from 1971 to 1983.  Governor Wilson is a principal at Bingham Consulting Group, a business consulting firm.  Governor Wilson is also a director of The Irvine Company, U.S. TelePacific Corp, and U.S. Health Works, Inc. and is a director and founder of the California Mentoring Foundation. He is a member of the California State Chamber of Commerce Board of Directors, and a member and Founding Chair of the Southern California Leadership Council.  Governor Wilson is a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, and serves as a Trustee of the Ronald Reagan Presidential Foundation, the Richard Nixon Foundation, and the Criminal Justice Legal Foundation. He is immediate past Chair (current Capital Campaign Chair) of the National World War II Museum.  Governor Wilson is also a former member of the Defense Policy Board (advisory to the Secretary of Defense) and the President's Foreign Intelligence Advisory Board and formerly served on the Thomas Weisel Partners board of advisors.  The Board draws upon Governor Wilson's extensive experience inside and outside government in overseeing the Company's business strategy and developing relationships with government partners.  He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley).  After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, recommends a vote FOR the election of Messrs. Herington, Burtscher, Evans, Hartley, Kemper, Lyons and Wilson.

_________________

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Discussion and Analysis ("CD&A") portion of this Proxy Statement with management.  Based on the Committee's review and discussions, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company's Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee
Alexander C. Kemper (Chairman)
Art N. Burtscher
Daniel J. Evans
William M. Lyons
Pete Wilson

_________________

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives of the Executive Compensation Program

The Company is committed to increasing stockholder value through profitable growth and the execution of specific strategies.  Superior performance by our executive team is essential to these goals, so we have structured our executive pay programs to attract and retain talented, highly-qualified executives.  For the fiscal year ended December 31, 2010, our Named Executive Officers ("NEOs") were as follows:

Name	Title
Harry H. Herington	Chairman of the Board and Chief Executive Officer
Stephen M. Kovzan	Chief Financial Officer
William F. Bradley, Jr.	Chief Operating Officer and General Counsel
Robert W. Knapp	Executive Vice President

The Company's Compensation Committee ("the Committee") has adopted a straightforward approach to executive compensation, whereby the material components of pay other than base salary are tied to elements of the Company's overall financial performance.  This approach reinforces the Company's commitment to collaboration for the benefit of the Company, particularly among its most senior executives.  At its core, the Company's executive compensation program is comprised of base salary and incentives, both annual and long-term.  The Committee structures these core elements to align executive and stockholder interests, by fostering a team-based environment that recognizes the Company's entrepreneurial history and strong record of financial performance.

The Executive Compensation Program

With the approval of the Committee, management engaged Mercer Consulting, an external compensation consultant ("Mercer"), in 2007 to conduct a competitive assessment of the Company's executive compensation program and to develop comprehensive program recommendations going forward; specifically, management asked Mercer to:

•	review the Company's executive compensation program and provide critical feedback;

•	assess executive pay within the context of peer group comparisons; and

•	provide management with the necessary information and design alternatives to develop short- and long-term incentive plans.

Management's goal was to develop a recommendation to the Committee that would complement key components of the existing program, where valid, and introduce new elements, where appropriate.  Mercer introduced certain pay philosophies and alternatives that management incorporated into its recommendation to the Committee, namely:

•	While individual executives may be above or below targeted pay positioning for each pay component, aggregate positioning in comparison to market should be the primary focus;

•	Similarly, while each pay component was compared to market, management's primary focus was on the total value of the compensation programs for each executive relative to market; and

•
Finally, Mercer compiled pay data for the five highest-paid executives among identified peer companies (see list of companies below).  This data was then aggregated for each peer company to arrive at a "cost of management" figure.  These aggregate data were used to understand the relative positioning of the Company's executive pay levels.

The following discussion and analysis describes the findings from management's study, as well as the material components of the executive compensation program for 2010.

Peer group composition and market comparisons. Mercer's approach to peer group selection considered several factors, such as industry focus, business characteristics and operational complexity, to develop an appropriate peer group of companies in the internet & software services, application software, and information technology consulting industries that were appropriately-sized in terms of number of employees, market capitalization and asset base, with annual revenues used as a secondary criterion.  The 14 members of the peer group were as follows:

Bankrate (RATE)	Online Resources (ORCC)
CyberSource (CYBS)	Perficient (PRFT)
ePlus (PLUS.PK)	S1 (SONE)
Goldleaf Financial Solutions (GFSI)	SupportSoft (SPRT)
Imergent (IIG)	Tier Technologies (TIER)
Keynote Systems (KEYN)	Vocus (VOCS)
Omniture (OMTR)	WebMD Health (WBMD)

From a total direct pay perspective, Mercer's study indicated that NIC's aggregate pay for its four highest paid executives was below the market 25th percentile.  This positioning was driven mostly by incentive pay, with the largest shortcoming attributable to long-term equity incentive pay (below the 25th market percentile), and to a lesser extent, annual cash incentive pay (between the 25th and 50th market percentiles).  The study indicated that base salaries were between the 50th and 75th market percentiles.

The end product of the Mercer study was an executive compensation program beginning in 2008 with the following components: base salary, short-term incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive plan that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component.  The compensation program positioned total direct compensation around the market 50th percentile, assuming "target" Company performance, as further discussed below, with an emphasis on incentive pay, underlying a stronger pay-for performance relationship than the Company's prior executive compensation program.  Under the terms of the program, total incentive compensation granted in any one fiscal year cannot exceed 250% of base salary for the Chief Executive Officer and 200% of base salary for other NEOs, reflecting differences in the scope of the duties and responsibilities of the Chief Executive Officer as compared to other NEOs.

Management and Mercer also recommended a non-qualified deferred compensation (NQDC) plan, which is common in the market and serves to replace retirement benefits lost due to limitations of the Internal Revenue Code.  However, the Company subsequently decided not to implement a NQDC plan.

Base salary. While total direct compensation for 2008 was targeted around the market 50th percentile, aggregate 2008 base salaries were set by the Committee at or around the market 75th percentile, with consideration given to the Company's strong financial performance in the prior years and historical long-term equity incentive shortfalls relative to peer companies.  In setting salaries under the new program in 2008, the Committee also considered as a countervailing factor the increased size of the incentive component of the executives' compensation in 2008. In February 2009, the Board of Directors appointed Robert W. Knapp to the position of Executive Vice President.  Mr. Knapp's annual base salary in his new position was set at $260,000.  Aside from Mr. Knapp, the base salaries among the NEOs were unchanged in 2009.  The Committee took into account the prior year's increases in determining to keep salaries flat in 2009.  In 2010, the Committee increased base salaries of the NEOs by 3% as an approximate cost-of-living adjustment.  Under the terms of the program, the base salaries of executive officers are subject to change by the Committee from time to time.

Annual cash incentive plan design and opportunities.  Annual cash incentives place a portion of an executive's annual compensation at risk to encourage behavior and drive results that create value for the Company's stockholders in the near term.  The annual cash incentive plan for executive officers included in the executive compensation program established in 2008 measured annual Company performance using the following key financial metrics as performance criteria:

•	Operating income - 50% weighting

•	Total revenues - 25% weighting

•	Cash flow return on invested capital (“CFROIC”) - 25% weighting

Management and the Committee believe that these metrics drive stockholder value in the near term and reflect a stronger pay-for performance relationship than the Company's previous annual cash incentive plan, which provided for an "all or nothing" payout dependent upon the Company's achievement of its pre-established annual operating income goal.  The definitions of operating income and total revenues are consistent with those terms defined in generally accepted accounting principles and were to be derived directly from the face of the consolidated statements of income included in the Company's Annual Report on Form 10-K for the applicable annual period.  CFROIC is defined as consolidated cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities.  Consolidated cash flow from operating activities and capital expenditures were to be derived from the face of the consolidated statements of cash flows included in the Company's Annual Report on Form 10-K for the applicable annual period.  Total assets and non-interest bearing liabilities were to be derived from the face of the consolidated balance sheets included in the Company's Annual Report on Form 10-K for the applicable annual period.

The Committee was satisfied with the operation of the plan in 2009 and did not make any changes for 2009.  For 2010, the Committee retained the "target" performance level for the Company for operating income and total revenues.  Target performance levels were based upon the Company's annual budget approved by the Board of Directors. However, as reflected in the table below, the Company increased the target performance level for CFROIC by 20% (i.e., 25% to 45%) for 2010 as compared to the 2009 target level, based upon the higher actual 2009 performance (40%) and to provide appropriate incentive under this measure for 2010.  As a result of tax net operating loss (“NOL”) carryforwards and alternative minimum tax credits, the Company paid only a minor amount of federal income taxes prior to 2010, and paid income taxes in certain states.  This positively affected the Company’s operating cash flow during the NOL carryforward period.  The Company fully utilized its federal NOL carryforwards in 2009 and began paying federal taxes at a full tax rate in 2010.  As a result, the Committee adjusted the 2010 target performance level for CFROIC to exclude the payment of income taxes from the CFROIC calculation (i.e., income taxes were excluded from cash flow from operating activities) in order to maintain consistency in the calculation as compared to prior years. As used below, CFROIC excludes income taxes.

Performance of the Company at the target level was intended to result in an annual cash incentive at 50% of the executive's base salary.  In keeping with the collaboration-based philosophy to executive pay, the Committee assigned the same incentive level as a percentage of base salary for all executives.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 25% of base salary for achieving "threshold" performance to 75% of base salary for achieving "superior" performance.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation was to be used.  No payments would be awarded under the plan if threshold performance was not achieved, and no additional payments would be awarded for performance in excess of the superior level.  The following table sets forth what constituted threshold, target and superior Company performance levels for the performance criteria included in the annual cash incentive plan for 2010:

Performance Levels
Performance Criteria	Threshold	Target	Maximum
Operating income	90% of budget	Budget	110% of budget
Total revenue	95% of budget	Budget	105% of budget
Cash flow return on invested capital (excluding income taxes)	40%	45%	50%
With respect to the likelihood of the Company achieving its annual budget goals, the Company established what it considered to be ambitious, yet achievable, annual budgets, whereby approximately half of actual results would fall above (or below) budgeted performance.  Threshold and maximum performance levels in the table above were recommended by management and approved by the Committee based on the Company's past performance with respect to these metrics generally and relative to budget.

The Committee retains sole discretion to reduce or eliminate an executive's annual cash incentive to reflect either (i) the executive's performance or (ii) unanticipated factors.

After the end of the 2010 fiscal year, the Committee determined the Company's actual performance for each of the three performance criteria as follows:

	Year ended December 31, 2010
Performance Criteria	Actual	Target	% of Target
Operating income	$29,398,114	$29,698,040	99%
Total revenue	$161,533,859	$167,481,903	96%
Cash flow return on invested capital (excluding income taxes)	55%	45%	122%
Annual incentive payments equaling approximately 51% of base salary were paid to Messrs. Herington, Kovzan, Bradley and Knapp in early 2011 based on the Company's actual 2010 financial performance in relation to the performance criteria and performance levels included in the annual cash incentive plan for 2010.  The annual cash incentive plan payouts for 2010 were as follows:

Name	2010 Annual Cash Incentive Payout
Harry H. Herington	$197,846
Stephen M. Kovzan	$135,368
William F. Bradley, Jr.	$135,368
Robert W. Knapp	$135,368

Long-term, equity-based incentive plan design and opportunities.  As determined by the Committee, the Company's long-term, equity-based incentive plan for executive officers included in the executive compensation program established in 2008 provides for annual restricted stock grants with a service-based component and a Company performance component to compensate executives with regard to the Company's long-term growth objectives.  The Committee was satisfied with the operation of the long-term incentive plan in its first two years of operation and did not make any changes to the long-term incentive plan in 2010, with the exception of adjusting the target performance level for CFROIC and excluding income taxes from the computation as was done with the 2010 annual cash incentive, as further discussed above.

Service-Based Component

Under the long-term incentive plan, the annual amount of service-based restricted stock to be awarded to the Chief Executive Officer is 60% of the executive's annual base salary, and the annual amount to be awarded to the other NEOs is 50% of each executive's annual base salary, reflecting differences in the scope of duties and responsibilities of the Chief Executive Officer as compared to the other NEOs. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant.  There is no performance component tied to the service-based award.  NEOs are entitled to cash dividends on shares of unvested service-based restricted stock in the same amount and at the same time as dividends are paid to other holders of the Company’s common stock.  The Company believes that restricted shares further the alignment of executive interests with those of stockholders, foster share ownership and wealth creation and provide significant retention value.

On February 1, 2010, the Committee granted the NEOs the following awards of service-based restricted stock for 2010 pursuant to the terms of the long-term incentive plan (the closing market price of the Company's common stock on February 1, 2010 was $8.34 per share):

Name	Service-Based Restricted Shares
Harry H. Herington	28,158 shares
Stephen M. Kovzan	16,055 shares
William F. Bradley, Jr.	16,055 shares
Robert W. Knapp	16,055 shares

Performance-Based Component

The performance component of the long-term incentive plan measures long-term Company performance using the following performance criteria:

•	Operating income growth (three-year compound annual growth rate, or CAGR) - 25% weighting

•	Total revenue growth (three-year CAGR) - 25% weighting

•	Cash flow return on invested capital (excluding income taxes) (three-year average) - 50% weighting

As compared to the short-term cash incentive plan, the long-term, equity-based incentive plan places a higher weighting on CFROIC and a lower weighting on operating income growth, as management and the Committee believe that CFROIC is the primary driver of stockholder value over the long term.

The plan provides for annual grants of restricted stock tied to three-year performance periods. A new three-year period is intended to begin each year.  At the end of each three-year period, executives receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  The amount of restricted stock to be awarded at the end of each three-year performance period to the Chief Executive Officer for Company performance at the target levels is 60% of the executive's base salary, and the amount to be awarded to the other NEOs for Company performance at target levels is 50% of each executive's annual base salary.  The plan incorporates a range of possible equity incentives above and below target performance.  For the Chief Executive Officer, this range is from 30% of base salary for achieving threshold performance to 115% of base salary for achieving superior performance.  For the other NEOs, this range is from 25% of base salary for achieving threshold performance to 75% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.

The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the long-term incentive plan for 2010:

	Performance Levels
Performance Criteria	Threshold	Target	Maximum
Operating income growth (three-year CAGR)	15%	20%	25%
Total revenue growth (three-year CAGR)	15%	20%	25%
Cash flow return on invested capital (excluding income taxes) (three-year average)	45%	50%	55%

Performance levels in the table above were recommended by management and approved by the Committee based on the Company's past and expected future performance.  The target performance level in the table above for operating income growth is modestly lower than the Company's performance for the three-year period ended December 31, 2010 (22.2%).  The target performance level in the table above for total revenue growth is modestly lower than the Company's performance for the three-year period ended December 31, 2010 (23.5%).  The target performance level in the table above for CFROIC is higher than the Company's performance for the three-year period ended December 31, 2010 (41.5%).  The Committee increased the three-year target performance level for CFROIC by 30% (i.e., 20% to 50%) as compared to the 2009 level to better align with the Company’s recent performance and to provide appropriate incentive for future performance, and adjusted the three-year target performance level for CFROIC to exclude the payment of income taxes from the CFROIC calculation in order to maintain consistency in the calculation as compared to prior years, as was done with the 2010 annual cash incentive.

On February 1, 2010, the Committee granted the NEOs the following awards of performance-based restricted stock for 2010 pursuant to the terms of the long-term incentive plan (the closing market price of the Company's common stock on February 1, 2010 was $8.34 per share):

Name	Performance-Based Restricted Shares Granted (1)
Harry H. Herington	53,970 shares
Stephen M. Kovzan	24,083 shares
William F. Bradley, Jr.	24,083 shares
Robert W. Knapp	24,083 shares
(1)
Represents the maximum number of performance-based restricted shares able to be earned by the NEO at the end of the three-year performance period ending December 31, 2012 pursuant to the terms of the long-term incentive plan.  The actual number of shares earned will be based on the Company's performance as indicated above over the three-year period ending December 31, 2011.  No shares will be vested if threshold performance is not achieved, and no additional shares will be vested for performance in excess of the superior level.

The end of the 2010 fiscal year marked the completion of the first three-year performance period under the long-term equity incentive plan established in 2008.  The following table sets forth performance levels for the performance criteria included in the long-term equity incentive grant made to Messrs. Herington, Kovzan and Bradley on March 4, 2008 (Mr. Knapp was not an executive officer at the time) and actual results for the three-year period ended December 31, 2010 as compared to target performance levels:

	Performance Levels			Three-Year Actual Results
Performance Criteria	Threshold	Target	Superior	Actual	% of Target
Operating income (three-year CAGR)	15%	20%	25%	22.2%	111%
Total revenue (three-year CAGR)	15%	20%	25%	23.5%	118%
Cash flow return on invested capital (three-year average)	15%	20%	25%	41.5%	207%

Pursuant to the terms of the March 4, 2008 performance-based equity grant agreement, executives have the opportunity to receive dividend equivalent shares for any cash dividends declared by the Company during the performance period and before any shares are paid under the agreement.  At the end of the three-year performance period, the executives receive an additional number of shares ("Dividend Shares") determined as follows: (1) as of each date (the "Dividend Payment Date") that the Company would otherwise pay a declared cash dividend on the total number of shares set forth in the agreement, the Company will credit a number of Dividend Shares to a notional account established for the benefit of the executive.  The number of Dividend Shares so credited will be calculated by dividing the amount of such hypothetical cash dividend payment by the fair market value of the Company's common stock on the Dividend Payment Date (rounded down to the nearest whole Dividend Share); and (2) on the date some or all of the shares are paid under the agreement, a pro rata number of notional Dividend Shares will be converted into an equivalent number of Dividend Shares earned and paid to the executive officers based upon the actual number of underlying shares vested during the performance period.

Based on the Company's performance as indicated above over the three-year period ended December 31, 2010, the actual number of shares earned by Messrs. Herington, Kovzan and Bradley and vested on March 4, 2011 were as follows.

Name	Restricted Shares Vested	Dividend Shares Earned	Total Shares
Harry H. Herington	66,834	8,408	75,242
Stephen M. Kovzan	30,870	3,883	34,753
William F. Bradley, Jr.	30,870	3,883	34,753

Executive Perquisites for 2010

Other components of executive compensation beyond base salary, annual cash incentives and long-term equity-based incentives include the perquisites discussed below.  With respect to these perquisites, the Committee considered the cost of each perquisite and the total amount of compensation otherwise provided to each executive.

During 2010, the Company provided a leased vehicle and associated maintenance and fuel to Mr. Herington.

During 2010, the Company paid dues for Messrs. Herington, Bradley and Knapp for the use of a health club near the Company's corporate headquarters in Olathe, Kansas.

2011 Executive Compensation Study

After three years of the Company operating under the current executive compensation program, the Compensation Committee recently engaged SBCG, which currently employs the senior consultant who was most familiar with the Company’s studies while employed at Mercer prior to 2007, to update its assessment of the Company's executive compensation program as well as its director compensation program.  Specifically, the Compensation Committee asked SBCG to:

•	Review and update the peer group, if necessary, used to benchmark executive and non-employee director compensation levels and practices;

•	Perform a comparative assessment of compensation for NIC’s executives and non-employee directors against the peer group and broader market;

•
Review existing executive change-in-control provisions included in employment agreements and equity-based incentive agreements and provide perspective as to their reasonableness and appropriateness in a broader market context; and

•	Provide input on the Company’s considerations related to the potential near-term introduction of stock ownership requirements for executives and non-employee directors.

Peer group overview and market comparisons.  As discussed above, the peer group developed pursuant to the study performed by Mercer in 2007 consisted of 14 companies with consideration given to industry, business scope and size relative to NIC at the time.  This same 14-company group was used in 2008 to assess non-employee director compensation levels.  To establish a comparative basis for its recent market-based review, SBCG updated the peer group to more closely reflect NIC’s significant growth over the past three years and its more significant scope and size today, as well as to reflect changes among the peer companies used in the 2007 study.

Since the initial peer group was developed in 2007, four of the original 14 companies had been acquired and were no longer viable peers.  Those companies were Bankrate (RATE), Cybersource (CYBS), Goldleaf (GFSI) and Omniture (OMTR).  SBCG concluded that others of the original 14 were no longer comparable to NIC with regard to certain financial fundamentals.  Those companies were: ePlus (PLUS.PK), Imergent (IIG), Keynote Systems (KEYN), SupportSoft (SPRT) and WebMD (WBMD).  To offset the loss of these companies, SBCG screened the broader market using several filters to arrive at a new group of 15 companies (including five remaining companies from the 2007 peer group) in similar businesses and of comparable size to NIC, with primary consideration given to total annual revenue, market capitalization, total assets and total number of employees, in addition to certain other financial fundamentals such as earnings before interest and taxes, or EBIT, and the ratio of market capitalization to total annual revenue.

The 15 members of the new peer group are as follows:

Blackbaud Inc. (BLKB)	Move Inc. (MOVE)
Blackboard Inc. (BBBB)	Online Resources Corp. (ORCC)
DealerTrack Holdings Inc. (TRAK)	Perficient Inc. (PRFT)
Dice Holdings Inc. (DHX)	S1 Corp. (SONE)
EPIQ Systems Inc.(EPIQ)	Tier Technologies Inc. (TIER)
Internet Brands Inc. (INET)	Tyler Technologies Inc. (TYL)
Knot Inc. (KNOT)	Vocus Inc. (VOCS)
LoopNet Inc. (LOOP)

From a total annual compensation perspective, SBCG’s study indicated that NIC's target annual compensation opportunities for NEOs (i.e., base salary, annual cash incentive, and long-term, equity-based incentives) were well below market median for each of NIC’s four executive officers, both by position and in the aggregate, and were generally approximate to the 25th percentile.  This positioning was driven mostly by incentive compensation, with the largest shortcoming attributable to long-term equity-based incentives.  The study also indicated that:

•	Base salaries were between the 25th and 50th market percentiles;

•	Target total annual cash (i.e., base salaries and annual cash incentive) is generally at or below 25th market percentiles;

•	Total annual compensation, inclusive of long-term, equity based incentives, is at or below 25th market percentiles; and

•	The “gap to market” is most significant for NIC’s Chief Executive Officer.

It is currently the Compensation Committee’s intention to move “target” total annual compensation opportunities for the NEOs toward the market 50th percentile over a multi-year period, with the predominant emphasis on increasing incentive pay, which underlies the Company’s pay-for performance philosophy and aligns with the Company’s long-term growth objectives.

Changes to executive compensation program for 2011.  On March 7, 2011, the Compensation Committee approved executive compensation for 2011, taking into account SBCG’s findings and recommendations.  There were no changes to the basic structure of the executive compensation program used since 2008, consisting of base salary, an annual cash incentive, and a two-pronged, long-term equity-based incentive that includes annual restricted stock grants with (i) a service-based component and (ii) a Company performance-based component.  The Committee increased base salaries of the NEOs for 2011 by 3% as an approximate cost-of-living adjustment.  There was no change to the annual amount of service-based restricted stock awarded to the NEOs as a percentage of each NEO’s annual base salary.  The Committee made certain modifications to the annual cash incentive component and the long-term, equity-based, Company performance component for 2011 to (i) increase target incentive percentages of base salary, including percentages above and below Target, in keeping with the Committee's intention to progressively increase, over a multi-year period, total compensation opportunities via incentive pay as discussed above, and (ii) modify the performance levels used to evaluate Company performance based upon the Company's recent performance and currently expected growth rates in 2011 and over the three-year performance period ending December 31, 2013, which will be used to determine vesting of the performance-based restricted stock granted in 2011.

Stock ownership requirements for NEOs and non-employee directors.  On March 7, 2011, the Board of Directors approved a stock ownership policy, to be administered by the Corporate Governance and Nominating Committee.  Both the Board and management believe such a policy generally represents a progressive governance posture and can help underscore a principal objective of equity-based compensation of fostering alignment of Board and management interests with those of stockholders.  The policy is based on a “multiple of” approach to stock ownership whereby ownership guidelines for NEOs are based on a multiple of base salary and for non-employee directors are based on a multiple of annual cash retainer.  The policy’s stock ownership requirements for each participant are as follows:

•	Non-employee directors: four (4) times annual cash retainer

•	Chief Executive Officer: six (6) times annual base salary

•	All other NEOs: three (3) times annual base salary

NIC common stock that is vested and owned by the participant will count toward satisfaction of the policy’s requirements.  Stock owned by the participant includes shares owned outright (i.e., held individually or as co-owner with a spouse) and shares beneficially owned but held in trust or in another entity for the benefit of the participant and his or her immediate family.  Unvested equity awards do not count toward satisfaction of the policy’s requirements.  During times that the minimum ownership requirement is not attained, the participant is required to retain at least 50% (or such other percentage as subsequently set by the Corporate Governance and Nominating Committee) of net shares of common stock delivered through the Company’s equity compensation plans.  Net shares of common stock refer to those shares that remain after shares are forfeited, sold or netted to pay any exercise price of a stock option award and/or any withholding taxes with respect to a stock option award or the vesting of any restricted stock.  The policy contains a hardship provision administered by the Corporate Governance and Nominating Committee.

Agreements with Executive Officers

Each of Messrs. Herington, Kovzan and Bradley has an existing employment agreement that sets forth certain levels of base salary and bonus severance compensation tied exclusively to change-in-control events.  These agreements have been in place since 2000, at which time the Committee determined that such provisions, including the right of the executive to trigger severance payments by voluntarily terminating employment after a change-in-control, were appropriate considering the reasonable possibility of the Company being acquired due to its low stock price and poor financial condition, and considering the volatility and consolidation occurring within the information technology and internet services industries at that time.  The Company has included change-in-control and termination provisions in the various plans and award agreements relating to incentive compensation of the NEOs.  The plans and award agreements generally provide that upon a change in control, performance-based awards vest at specified levels, due to the potential lack of executive control over performance conditions after the change in control, and service-based awards do not accelerate or vest if they are assumed by the acquiring entity.  Summaries of employment agreements and the change-in-control and termination provisions of award agreements for each of the NEOs are included on pages 36 to 37 in this Proxy Statement.

_________________

COMPENSATION TABLES

The following Summary Compensation Table sets forth summary information as to compensation received by the persons who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal year 2010 and each of the other executive officers whose total adjusted compensation exceeded $100,000 during fiscal year 2010 (collectively, the "named executive officers").

SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation (Including Perquisites) ($)(5)	Total ($)
	(a)	(b)	(c)	(d)	(f)	(g)	(i)
Harry H. Herington (6)	2010	390,450	-	387,779	197,846	193,981	1,170,056
Chairman of the Board and	2009	380,000	50,000	477,149	231,727	107,429	1,246,305
Chief Executive Officer	2008	374,583	-	631,313	169,100	39,621	1,214,617
Stephen M. Kovzan (7)	2010	267,150	-	209,952	135,368	103,230	715,700
Chief Financial Officer	2009	260,000	50,000	244,978	158,550	58,438	771,966
	2008	259,167	-	737,564	115,700	25,733	1,138,164
William F. Bradley, Jr. (8)	2010	267,150	-	209,952	135,368	88,221	700,691
Chief Operating Officer,	2009	260,000	50,000	244,978	158,550	53,743	767,271
General Counsel and	2008	259,167	-	305,564	115,700	12,876	693,307
Secretary

Robert W. Knapp (9)	2010	267,150	100,000	209,952	135,368	69,006	781,476
Executive Vice President	2009	259,792	50,000	244,978	158,550	37,076	750,396

(1)
The "Option Awards" and "Change in Pension Value and Non-qualified Deferred Compensation Earnings" columns have been omitted from the Summary Compensation Table because the Company did not grant any stock option awards to the named executive officers in the years presented and does not provide a pension program.

(2)
Amounts for 2009 consist of discretionary bonuses awarded by the Compensation Committee to all named executive officers for the successful acquisition of certain eGovernment contracts in the state of Texas in May 2009.  Amount for 2010 consists of a sales commission awarded by the Compensation Committee and earned by Mr. Knapp prior to his appointment as a NEO for the successful award to the Company of a new seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal.

(3)
Amounts reported in the Stock Awards column represent the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  Amounts for 2008 have been recomputed using the same methodology in accordance with Securities and Exchange Commission rules.  Pursuant to Securities and Exchange Commission rules, the amounts shown reflect the probable outcome of performance conditions that affect the vesting of awards granted to the named executive officers.  However, these amounts do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award.  For assumptions used in determining these values, refer to Note 11 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.  For additional information regarding stock awards for the named executive officers, refer to the "Grants of Plan-Based Awards in Last Fiscal Year" and "Outstanding Equity Awards at Fiscal Year End" tables included in this Proxy Statement beginning on page 31.  The grant date fair value does not reflect dividends payable on unvested shares of service-based or performance-based restricted stock.  The value of dividends paid on such restricted stock is reported in the All Other Compensation column and not in the Stock Awards column.

(4)
For 2010, amount consists of compensation earned in 2010, based on the Company's fiscal 2010 financial performance, but paid in 2011 under the Company's annual cash incentive plan. Compensation earned equaled approximately 51% of the named executive officer's base salary as of May 2010.  For 2009, amount consists of compensation earned in 2009, based on the Company's fiscal 2009 financial performance, but paid in 2010 under the Company's annual cash incentive plan. Compensation earned equaled 61% of the named executive officer's base salary as of May 2009. For 2008, amount consists of compensation earned in 2008, based on the Company's fiscal 2008 financial performance, but paid in 2009 under the Company's annual cash incentive plan. Compensation earned equaled 45% of the named executive officer's base salary as of May 2008. For additional information regarding the Company's annual cash incentive plan, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16.

(5)
All Other Compensation includes (i) the dollar amount of cash dividends declared during the four-year service period on unvested shares subject to a service-based restricted stock award during each year and (ii) the dollar amount of any cash dividend declared on shares subject to each outstanding performance-based restricted stock award during each year, based upon the maximum number of shares which may become vested under the performance-based restricted stock award.  Under each award agreement relating to the performance-based restricted stock awards, the actual dividend is payable to the named executive officer in the form of shares of Company common stock at the end of the three-year performance period for each award, but only to the extent the underlying shares have vested. At the end of the three-year performance period and on the date some or all of the shares are vested under the award, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares earned and shall be paid to the named executive officers based upon the actual number of underlying shares vested during the performance period.  No dividends or dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period. The dollar amount of the dividends declared on service-based and performance-based restricted stock awards (based upon the assumed maximum vesting) for each named executive officer is described in Notes 6 through 9 below. The amounts shown do not reflect any forfeitures at the end of the respective performance period of dividends previously declared on shares of performance-based restricted stock (and disclosed in the table).

(6)
In February 2010, the Compensation Committee increased Mr. Herington’s base salary by approximately 3%, from $380,000 to $391,400, as an approximate cost-of-living adjustment.

In February 2008, the Compensation Committee increased Mr. Herington's base salary from $315,000 to $380,000 in conjunction with his appointment to Chief Executive Officer.

         For 2010, All Other Compensation for Mr. Herington consists of the following items:

•	Cash dividend equivalent of $0.30 per share on 100,606 unvested shares of service-based restricted stock paid by the Company in February 2010 – $30,182;

•	Cash dividend equivalent of $0.25 per share on 80,590 unvested shares of service-based restricted stock paid by the Company in December 2010 – $20,148;

•
Dividend equivalent of $0.30 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (see Note 5 above) – $62,313 (based upon the cash dividend declared in February 2010);

•
Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (See Note 5 above) – $51,928 (based upon the cash dividend declared in December 2010);

•	Leased vehicle and associated maintenance and fuel paid by the Company – $20,200;

•	Company 401(k) matching funds earned in 2010 – $8,250; and

                                     •          Health club dues paid by the Company – $960.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Herington (which did not include dividends which may be paid on such restricted stock) was $450,110 in 2010 and $437,100 in both 2009 and 2008 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions.  For additional information regarding Mr. Herington's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16.

(7)
In February 2010, the Compensation Committee increased Mr. Kovzan’s base salary by approximately 3%, from $260,000 to $267,800, as an approximate cost-of-living adjustment.

In February 2008, the Compensation Committee increased Mr. Kovzan's base salary from $250,000 to $260,000 and awarded Mr. Kovzan a grant of restricted stock totaling 60,000 shares in connection with his promotion to Chief Financial Officer in August 2007.  The Board inadvertently failed to approve a restricted stock grant to Mr. Kovzan at the time of his promotion, as the Company was undergoing an external competitive assessment of the Company's executive compensation program during 2007.  The closing market price of the Company's Common Stock on the February 4, 2008 grant date was $7.20.  The grant vests in four equal annual installments beginning on February 4, 2009.

    For 2010, All Other Compensation for Mr. Kovzan consists of the following items:

•	Cash dividend equivalent of $0.30 per share on 84,334 unvested shares of service-based restricted stock paid by the Company in February 2010 – $25,300;

•	Cash dividend equivalent of $0.25 per share on 74,811 unvested shares of service-based restricted stock paid by the Company in December 2010 –$18,703; and

•
Dividend equivalent of $0.30 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (see Note 5 above) – $27,806 (based upon the cash dividend declared in February 2010);

•
Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (See Note 5 above) – $23,171 (based upon the cash dividend declared in December 2010);

                                  •         Company 401(k) matching funds earned in 2010 - $8,250.
The maximum grant date fair value of performance-based restricted stock awarded to Mr. Kovzan  (which did not include dividends which may be paid on such restricted stock) was $200,850 in 2010 and $195,000 in both 2009 and 2008 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions.  For additional information regarding Mr. Kovzan's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16.

(8)
In February 2010, the Compensation Committee increased Mr. Bradley’s base salary by approximately 3%, from $260,000 to $267,800, as an approximate cost-of-living adjustment.

In February 2008, the Compensation Committee increased Mr. Bradley's base salary from $250,000 to $260,000.

                                 For 2010, All Other Compensation for Mr. Bradley consists of the following items:

•	Cash dividend equivalent of $0.30 per share on 56,104 unvested shares of service-based restricted stock paid by the Company in February 2010 – $16,831;

•	Cash dividend equivalent of $0.25 per share on 44,811 unvested shares of service-based restricted stock paid by the Company in December 2010 – $11,203;

•
Dividend equivalent of $0.30 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (see Note 5 above) – $27,806 (based upon the cash dividend declared in February 2010);

•
Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (See Note 5 above) – $23,171 (based upon the cash dividend declared in December 2010);

•	Company 401(k) matching funds earned in 2010 – $8,250; and

                  •         Health club dues paid by the Company – $960.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Bradley (which did not include dividends which may be paid on such restricted stock) was $200,850 in 2010 and $195,000 in both 2009 and 2008 assuming the highest level of performance conditions was achieved, while the amounts reported in the Stock Awards column reflect the probable outcome of performance conditions. For additional information regarding Mr. Bradley's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement on page 16.

(9)
In February 2010, the Compensation Committee increased Mr. Knapp’s base salary by approximately 3%, from $260,000 to $267,800, as an approximate cost-of-living adjustment.

On February 3, 2009, the Board of Directors of the Company appointed Mr. Knapp to the position of Executive Vice President, with an annual base salary of $260,000.  Mr. Knapp had previously served as the Company's Vice President of Portal Operations.

In 2010, Mr. Knapp was awarded a $100,000 sales commission, as authorized by the Compensation Committee, for the successful award to the Company of a new seven-year contract with the state of Texas, commencing on January 1, 2010, to manage the state’s official government portal.

        For 2010, All Other Compensation for Mr. Knapp consists of the following items:

•	Cash dividend equivalent of $0.30 per share on 54,871 unvested shares of service-based restricted stock paid by the Company in February 2010 – $16,461;

•	Cash dividend equivalent of $0.25 per share on 42,641 unvested shares of service-based restricted stock paid by the Company in December 2010 – $10,660;

•
Dividend equivalent of $0.30 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (see Note 5 above) – $17,823 (based upon the cash dividend declared in February 2010);

•
Dividend equivalent of $0.25 per share on the maximum number of shares which may be vested under the performance-based restricted stock awards granted in 2008, 2009 and 2010 (See Note 5 above) – $14,852 (based upon the cash dividend declared in December 2010);

•	Company 401(k) matching funds earned in 2010 – $8,250; and

                  •         Health club dues paid by the Company – $960.

The maximum grant date fair value of performance-based restricted stock awarded to Mr. Knapp  (which did not include dividends which may be paid on such restricted stock) was $200,850 in 2010 and $195,000 in 2009 assuming the highest level of performance conditions was achieved, while the amount reported in the Stock Awards column reflects the probable outcome of performance conditions.  For additional information regarding Mr. Knapp's compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

The following table sets forth information concerning grants of restricted stock awards and incentive plan awards to the named executive officers during the fiscal year ended December 31, 2010.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Harry H. Herington	2-1-10	97,850	195,700	293,550	-	-	-	-	-
	2-1-10	-	-	-	14,079	28,158	53,970	-	-
	2-1-10	-	-	-	-	-	-	28,158	234,840

Stephen M. Kovzan	2-1-10	66,950	133,900	200,850	-	-	-	-	-
	2-1-10	-	-	-	8,028	16,055	24,083	-	-
	2-1-10	-	-	-	-	-	-	16,055	133,900

William F. Bradley, Jr.	2-1-10	66,950	133,900	200,850	-	-	-	-	-
	2-1-10	-	-	-	8,028	16,055	24,083	-	-
	2-1-10	-	-	-	-	-	-	16,055	133,900

Robert W. Knapp	2-1-10	66,950	133,900	200,850	-	-	-	-	-
	2-1-10	-	-	-	8,028	16,055	24,083	-	-
	2-1-10	-	-	-	-	-	-	16,055	133,900

(1)
Represents a grant pursuant to the Company's 2010 annual cash incentive plan that will be paid out to each named executive officer if certain Company financial performance criteria are satisfied.  The Compensation Committee determined a "target" performance level for the Company for each of three performance criteria (operating income, total revenue and cash flow return on invested capital).  Performance of the Company at the target level will result in an annual cash incentive that is 50% of the named executive officer's base salary.  The Committee also determined a range of possible cash incentives above and below target performance, ranging from 25% of base salary for achieving "threshold" performance to 75% of base salary for achieving "superior" performance. For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation will be used.  No payments are awarded under the plan if threshold performance is not achieved, and no additional payments are awarded for performance in excess of the superior level.  Annual incentive payments equaling approximately 51% of base salary will be paid to Messrs. Herington, Kovzan, Bradley and Knapp in early 2011 based on the Company's actual 2010 financial performance in relation to the performance criteria and performance levels included in the annual cash incentive plan for 2010.  Under the plan, the Committee retains sole discretion to reduce or eliminate an executive's bonus to reflect either (i) the executive's performance or (ii) unanticipated factors.  For additional information regarding the Company's 2010 annual cash incentive plan, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16.

(2)
Represents a grant of performance-based restricted stock on February 1, 2010 pursuant to the Company's 2010 long-term equity incentive plan that will vest in whole or in part on February 1, 2013 if certain Company financial performance criteria are satisfied.  The plan provides for annual grants of restricted stock tied to three-year performance periods.  A new three-year period is intended to begin each year.  At the end of each three-year period, executives receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance.  The three-year performance period for this grant is the three-year period ending December 31, 2012.  Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary.  The amount of restricted stock to be awarded at the end of each three-year performance period to the Chief Executive Officer for Company performance at the target levels is 60% of the executive's base salary, and the amount to be awarded to the other named executive officers for Company performance at target levels is 50% of each executive's annual base salary.  The plan incorporates a range of possible equity incentives above and below target performance.  For the Chief Executive Officer, this range is from 30% of base salary for achieving threshold performance to 115% of base salary for achieving superior performance.  For the other named executive officers, this range is from 25% of base salary for achieving threshold performance to 75% of base salary for achieving superior performance.  For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level.  For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested.  The named executive officers have the opportunity to receive dividend equivalents for any cash dividend declared during the three-year performance period on shares subject to a performance-based restricted stock award, which dividend equivalents are payable in the form of shares of Company common stock, based upon the pro rata number of shares earned and vested under each performance-based restricted stock award.  Such cash dividend amount shall be divided by the fair value of the Company’s common stock on the dividend payment date to determine the maximum number of notional shares to be awarded.  At the end of the three-year performance period and on the date some or all of the shares are paid under the agreement, a pro rata number of notional dividend shares will be converted into an equivalent number of dividend shares and paid to the executive officers based upon the actual number of underlying shares vested during the performance period.  No dividend equivalents are paid on any performance-based restricted stock awards during the three-year performance period.  Such dividend shares are not included in the calculation of the estimated future payouts under equity incentive plan awards.  For additional information regarding the Company's 2010 long-term, equity-based incentive plan, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page16.

(3)
Represents a grant of service-based restricted stock on February 1, 2010 to each named executive officer pursuant to the Company's 2010 long-term, equity-based incentive plan.  The amount of restricted stock awarded to the Chief Executive Officer was 60% of the executive's base salary, and the amount of restricted stock awarded to the other named executive officers was 50% of each executive's base salary.  The number of shares granted was based upon the closing market price of the Company's Common Stock on February 1, 2010 of $8.34 per share.  The grant vests in four equal annual installments beginning on February 1, 2011.  For additional information regarding the Company's long-term, equity-based incentive plan, refer to the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16.

(4)
Represents the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718.  For assumptions used in determining these values, refer to Note 11 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.  The grant date fair value did not reflect future dividends which might be paid on unvested shares of service-based or performance-based restricted stock.  The value of dividends declared on such restricted stock is reported in the All Other Compensation column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table sets forth information concerning outstanding restricted stock awards for the named executive officers at December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Harry H. Herington (2)	-	-	-	-	-	80,590	782,529	207,710	2,016,864
Stephen M. Kovzan (3)	-	-	-	-	-	74,811	726,415	92,685	899,971
William F. Bradley, Jr. (4)	-	-	-	-	-	44,811	435,115	92,685	899,971
Robert W. Knapp (5)	-	-	-	-	-	42,641	414,044	59,409	576,861

(1)	The closing sales price per share of the Company's Common Stock on December 31, 2010, was $9.71.
(2)	At December 31, 2010, Mr. Herington directly owned the following unvested restricted stock awards:

(i)	2,000 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning on February 4, 2011;
(ii)	19,454 shares of service-based restricted stock, which vest in two remaining equal annual installments beginning on March 4, 2011;
(iii)	30,978 shares of service-based restricted stock, which vest in three remaining equal annual installments beginning on February 3, 2011;
(iv)	28,158 shares of service-based restricted stock, which vest in four remaining equal annual installments beginning February 1, 2011;
(v)
74,573 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2010, excluding 9,380 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on March 4, 2011, if certain Company financial performance criteria are satisfied;

(vi)
79,167 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 9,958 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 3, 2012, if certain Company financial performance criteria are satisfied; and

(vii)
53,970 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 3,537 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 1, 2013, if certain Company financial performance criteria are satisfied.

(3)	At December 31, 2010, Mr. Kovzan owned the following unvested restricted stock awards:

(i)	30,000 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on February 4, 2011;
(ii)	11,092 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on March 4, 2011;
(iii)	17,664 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 3, 2011;
(iv)	16,055 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 1, 2011;
(v)
33,276 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2010, excluding 4,185 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on March 4, 2011, if certain Company financial performance criteria are satisfied;

(vi)
35,326 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 4,444 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 3, 2012, if certain Company financial performance criteria are satisfied; and

(vii)
24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 1,578 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 1, 2013, if certain Company financial performance criteria are satisfied.

(4)	At December 31, 2010, Mr. Bradley owned the following unvested restricted stock awards:

(i)	11,092 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on March 4, 2011;
(ii)	17,664 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 3, 2011;
(iii)	16,055 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 1, 2011;
(iv)
33,276 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2010, excluding 4,185 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on March 4, 2011, if certain Company financial performance criteria are satisfied;

(v)
35,326 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 4,444 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 3, 2012, if certain Company financial performance criteria are satisfied; and

(vi)
24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 1,578 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 1, 2013, if certain Company financial performance criteria are satisfied.

(5)	At December 31, 2010, Mr. Knapp owned the following unvested restricted stock awards:

(i)	3,039 shares of unvested service-based restricted stock, which vest on February 4, 2011;
(ii)	5,883 shares of unvested service-based restricted stock, which vest in two remaining equal annual installments beginning on July 28, 2011;
(iii)	17,664 shares of unvested service-based restricted stock, which vest in three remaining equal annual installments beginning on February 3, 2011;
(iv)	16,055 shares of unvested service-based restricted stock, which vest in four remaining equal annual installments beginning on February 1, 2011;
(v)
35,326 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2011, excluding 4,444 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 3, 2012, if certain Company financial performance criteria are satisfied; and

(vi)
24,083 performance-based restricted stock awards (the maximum number of shares which may be vested at the end of the three-year performance period ending December 31, 2012, excluding 1,578 dividend shares, which is the maximum number of dividend shares payable for such awards based upon cash dividends declared on or prior to December 31, 2010) issued pursuant to an equity incentive plan which will vest in part or all on February 1, 2013, if certain Company financial performance criteria are satisfied.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

The following table sets forth information concerning stock option exercises and shares of restricted stock acquired on vesting by the named executive officers during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
(a)	(b)	(c)	(d)	(e)
Harry H. Herington	-	-	31,342	247,300
Stephen M. Kovzan	-	-	30,410	244,352
William F. Bradley, Jr.	-	-	17,180	134,327
Robert W. Knapp	-	-	18,117	145,309

(1)
The "value realized" on exercise of a stock option is calculated based on the difference between the per share closing market price for our common stock on the date of exercise and the exercise price of the option multiplied by the number of options exercised.  The "value realized" on vesting of a restricted stock award is calculated based on the per share closing market price for our common stock on the vesting date of the award multiplied by the number of shares vested.

                 The "Pension Benefits" and "Non-qualified Deferred Compensation" tables have been omitted because NIC does not provide such compensation.

_________________

EXECUTIVE OFFICERS

Below is certain information regarding the executive officers of the Company who are not directors.  Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
Stephen M. Kovzan	42	Chief Financial Officer
William F. Bradley, Jr.	56	Chief Operating Officer, General Counsel and Secretary
Robert W. Knapp	42	Executive Vice President

Stephen M. Kovzan has served as the Company's Chief Financial Officer since August 2007. Mr. Kovzan joined the Company in October 1999 and served as the Company's Controller until September 2000, at which time he became the Company's Vice President of Financial Operations and Chief Accounting Officer, serving as such until August 2007.  Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP.  Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration from the University of Tulsa and an M.S. in business from the University of Kansas.

William F. Bradley, Jr. has served as the Company's Secretary since May 1998, General Counsel since July 1998 and Chief Operating Officer since May 2006.  In addition, Mr. Bradley served as a director from May 1998 to February 1999, and Executive Vice President of Strategy, Policy and Legal from July 1998 to May 2006.  From January 1995 to the present, he has served in various executive capacities with the Company's subsidiaries, including President and CEO of Indiana Interactive from September 1995 to May 2001.  Prior to joining the Company in 1995, he was engaged in the private practice of law in Kansas for fourteen years.  From June 1987 to September 1993, as a volunteer, Mr. Bradley organized and led the ad hoc group that created the Information Network of Kansas (INK), a quasi-state entity.  He served as INK's first chairman as it procured and then oversaw the outsourced state portal contracts in Kansas.  Mr. Bradley holds a B.A. degree in English from the University of Kansas, and a J.D. degree from the University of Kansas School of Law.

Robert W. Knapp was appointed to the position of Executive Vice President in February 2009.  Mr. Knapp joined the Company in November 1999 and has served in various management capacities, including Director of Marketing for the Company's Indiana portal subsidiary, President and General Manager of the Company's Kansas portal subsidiary, Regional Manager, and most recently Vice President of Portal Operations.  Prior to joining the Company, Mr. Knapp was a director of information systems with Alltel.  Mr. Knapp holds a B.S. in business administration and an M.B.A from the University of Tulsa.

_________________

EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENTS

Employment Agreements

Messrs. Herington, Kovzan and Bradley are named executive officers of NIC. The officers have entered into employment agreements with NIC, each dated as of September 1, 2000, that have substantially the same terms, except with respect to their job titles and the annual salary payable to each officer.  Mr. Herington currently serves as the Company's Chief Executive Officer, with a current annual salary of $391,400.  Mr. Kovzan currently serves as the Company's Chief Financial Officer, with a current annual salary of $267,800.  Mr. Bradley currently serves as the Company's Chief Operating Officer, General Counsel and Secretary, with a current annual salary of $267,800.  Mr. Knapp does not have an employment agreement with NIC.

Under the employment agreements, the Company may terminate the executive's employment at any time for cause or the executive may voluntarily terminate his employment at any time and for any reason.  If the executive is terminated for cause, or the executive voluntarily terminates his employment outside the context of a "change of control" of the Company, the executive will not be entitled to any severance pay or similar such pay.  The executive will only be entitled to receive the compensation earned by the executive prior to and including the date of termination.  Cause is defined in the agreements as:  (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of the executive's duties to the Company; (d) intentional damage to any of the Company's property; or (e) conduct by the executive which the Company's Board of Directors determines to be inappropriate for his position.  As described further below, the executive may be entitled to certain severance pay after the executive's voluntary termination after a "change in control" of the Company.

Under the employment agreements, the Company may terminate the executive's employment at any time without cause and the executive will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.  The Company does not currently maintain a severance benefit plan.

In the event the executive's employment is terminated without cause in connection with or in contemplation of a "change in control" of the Company, or if the executive voluntarily terminates his employment within six months of a change in control, the executive is entitled to receive a severance payment in accordance with the terms of the employment agreement.  Under the employment agreements, a change in control will be deemed to have occurred if any person (other than a trustee or a fiduciary holding securities under the Company's employee benefit plan) who is not a beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as Amended (the "Exchange Act")) of 5% or more of the Company's Common Stock as of the date of the executive's employment agreement becomes the beneficial owner of 40% or more of the Company's Common Stock, or the stockholders approve a merger or consolidation of the Company with another company, other than a merger or consolidation in which the stockholders of the Company own 50% or more of the voting stock of the surviving corporation, the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

Upon a change in control, the employment agreements provide that the executive is entitled to receive a severance payment equal to the product of the number of full years the executive was employed with the Company times the sum of (a) one month's salary and (b) one-twelfth times the annual bonus earned by the executive for the last complete calendar year or year of employment, whichever is greater.  The amount of any severance payment to the executive may be reduced (but not below zero) if such payment is determined by the Company's certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Code, in which case, the amount payable by the Company will be the maximum amount payable without causing such payment to be nondeductible by the Company.  The employment agreements also provide that all stock options held by the executive will vest upon a change in control.  None of the executives had any stock options outstanding at December 31, 2010.

Mr. Herington commenced employment with the Company on August 4, 1995.  Had Mr. Herington's employment been terminated without cause in connection with or in contemplation of a change in control on December 31, 2010 or had Mr. Herington voluntarily terminated his employment on such date within six months after a change in control, Mr. Herington would have been entitled to a cash severance payment totaling approximately $736,557.

Mr. Kovzan commenced employment with the Company on October 25, 1999.  Had Mr. Kovzan's employment been terminated without cause in connection with or in contemplation of a change in control on December 31, 2010 or had Mr. Kovzan voluntarily terminated his employment on such date within six months after a change in control, Mr. Kovzan would have been entitled to a cash severance payment totaling approximately $369,571.

Mr. Bradley commenced employment with the Company on January 1, 1995.  Had Mr. Bradley's employment been terminated without cause in connection with or in contemplation of a change in control on December 31, 2010 or had Mr. Bradley voluntarily terminated his employment on such date within six months after a change in control, Mr. Bradley would have been entitled to a cash severance payment totaling approximately $537,558.

Messrs. Herington, Kovzan, Bradley, and Knapp have each entered into a proprietary information and inventions agreement and a non-competition agreement.  If the executive's employment with the Company terminates for any reason, the agreements provide collectively that the executive:  (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

Restricted Stock Agreements

Messrs. Herington, Kovzan, Bradley and Knapp have entered into two forms of restricted stock agreements for each year awards are granted that govern the terms of each of the executive's restricted stock awards granted under the Company's 2006 Amended and Restated Stock Option and Incentive Plan (the "Plan").  One form of agreement governs the terms of the executive's service-based restricted stock awards (the "Service-Based Restricted Stock Agreement").  The service-based restricted stock awards do not contain a performance component and vest ratably over a four-year service period following the date of grant.  The other form of agreement governs the terms of the executive's performance-based restricted stock awards (the "Performance-Based Restricted Stock Agreement").  The performance-based restricted stock awards are tied to a three-year performance period and the actual number of shares (including dividend shares payable for such awards), if any, vested at the end of the period is based on pre-established Company performance goals.

Each Service-Based Restricted Stock Agreement is the same form of agreement entered into by all recipients of service-based restricted stock awards granted under the Plan.  If the executive's employment is terminated for any reason, including retirement, death or disability, all outstanding unvested shares of restricted stock under the Service-Based Restricted Stock Agreement are forfeited.  The Service-Based Restricted Stock Agreement provides that all outstanding unvested restricted shares will automatically become fully vested in the event (a) of a dissolution, liquidation or sale of all or substantially all of the assets of the Company, or (b) the Company is not the surviving corporation in any merger, consolidation, or reorganization; provided, however, that no such automatic vesting will occur if and to the extent (a) the Service-Based Restricted Stock Agreement is, in connection with the transaction, assumed by the successor corporation, or (b) the restricted shares are replaced with a cash incentive program of the successor corporation which preserves the fair market value of the restricted shares at the time of the transaction and provides for subsequent pay-out in accordance with a vesting schedule specified under the Service-Based Restricted Stock Agreement.

As of December 31, 2010, (a) Mr. Herington owned 80,590 service-based restricted shares that had an aggregate market value of $782,529, (b) Mr. Kovzan owned 74,811 service-based restricted shares that had an aggregate market value of $726,415, (c) Mr. Bradley owned 44,811 service-based restricted shares that had an aggregate market value of $435,115, and (d) Mr. Knapp owned 42,641 service-based restricted shares that had an aggregate market value of $414,044. If a change in control occurred on December 31, 2010, and the successor corporation did not assume the shares or otherwise provide substitute cash payments, the service-based restricted shares would have automatically become fully vested.

The Performance-Based Restricted Stock Agreements entered into by each executive are substantially the same form, except for provisions regarding the number of shares to be awarded at the end of the performance period.  If the executive's employment is terminated for any reason, other than death, disability or following a change in control, all undelivered shares of restricted stock under the Performance-Based Restricted Stock Agreement are forfeited (including dividend shares payable for such awards).  If the executive's employment is terminated for death or disability, the executive is entitled to a pro rata portion of the undelivered shares (including dividend shares payable for such awards) based upon the number of months the executive was employed during the performance period and the Company's actual performance.

The definition of "change in control" under the Performance-Based Restricted Stock Agreement is the same as under the Service-Based Restricted Stock Agreement.  If a change in control occurs on or prior to the first anniversary of the grant date, (a) all outstanding unvested restricted shares (including dividend shares) will automatically become fully vested as if the Company achieved its "target" performance goal (as defined in the Agreement) and (b) the shares (and dividend shares) are payable prior to the change in control, or, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, at the end of the performance period.  If a change in control occurs after the first anniversary of the grant date, (a) all outstanding unvested restricted shares (including dividend shares) will automatically become fully vested based on the Company's actual performance as if the performance period ended on December 31 immediately preceding the change in control date, adjusted for the shortened performance period, and (b) the shares (and dividend shares) are payable prior to the change in control, or, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, at the end of the performance period.  In each case, if the surviving entity assumes the Performance-Based Restricted Stock Agreement, and the executive is terminated prior to the end of the applicable performance period, the executive will be immediately entitled to payment of the shares (and dividend shares) under certain circumstances.

If a change in control occurred on December 31, 2010, the transaction would have occurred prior to the third anniversary of the grant date of the outstanding performance-based restricted shares held by Messrs. Herington, Kovzan and Bradley, which were granted on March 4, 2008, prior to the second anniversary of the grant date of the outstanding performance-based restricted shares held by all the executives, which were granted on February 3, 2009, and prior to the first anniversary of the grant date of the outstanding performance-based restricted shares held by all the executives, which were granted on February 1, 2010.  Accordingly, the outstanding performance-based shares (and dividend shares) related to the March 4, 2008 and February 3, 2009 grants would become fully vested based upon the Company’s actual performance as if the performance period ended on December 31 immediately preceding the change in control date, adjusted for the shortened performance period, and the outstanding performance-based shares (and dividend shares) related to the February 1, 2010 grant would become fully vested as if the Company achieved its "target" performance goal (as defined in the Agreement).  Assuming the change in control, as of December 31, 2010, (a) Mr. Herington would own 165,936 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $1,611,239, (b) Mr. Kovzan would own 79,692 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $773,809, (c) Mr. Bradley would own 79,692 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $773,809 and (d) Mr. Knapp would own 48,824 performance-based restricted shares (which includes dividend shares) that had an aggregate market value of $474,081.

Annual Incentive Plan

Messrs. Herington, Kovzan, Bradley, and Knapp are each eligible participants under the Company's annual cash incentive plan, which provides each executive with an annual cash incentive payment generally based on a percentage of their base salary if and to the extent pre-established Company performance goals are met for a given one-year performance period.  The performance goals and potential payment amounts are established on an annual basis.

Under the plan, if the executive voluntarily terminates his employment or if the executive's employment is terminated for "cause," all amounts payable to the executive under the annual cash incentive plan are forfeited.  The plan references the executive's employment agreement for the definition of "cause."  If the executive's employment is terminated prior to the end of the performance period due to death, disability or retirement, the executive will be entitled to pro rata portion of the annual cash incentive payment based upon the number of days the executive was employed during the performance period and the Company's actual performance.  Upon a "change in control," which the plan defines substantially the same as the employment agreements, the executive is immediately entitled to his annual cash incentive payment as if the Company achieved its "target" performance goal (as provided in the plan).

If a change in control occurred December 31, 2010, the executives would be entitled to the following payments based on the 2010 "target" performance goal:  (a) Mr. Herington would be entitled to $195,700, (b) Mr. Kovzan would be entitled to $133,900, (c) Mr. Bradley would be entitled to $133,900 and (d) Mr. Knapp would be entitled to $133,900.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 7, 2011, certain information about shares of the Company's Common Stock beneficially owned by (i) each director; (ii) each stockholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock (based on SEC filings); (iii) the named executive officers, and (iv) all directors and named executive officers as a group.  Unless otherwise provided in the table below, the mailing address of the 5% beneficial owners is NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

	Shares Beneficially Owned(1)
	Number	Percentage(2)
Named Executive Officers and Directors
Ross C. Hartley (3)	3,147,602	4.9%
William F. Bradley, Jr. (4)	1,440,952	2.2%
Harry H. Herington (5)	1,057,987	1.6%
Stephen M. Kovzan (6)	142,942	*
Robert W. Knapp (7)	79,301	*
Art N. Burtscher (8)	192,791	*
Daniel J. Evans (9)	133,534	*
Pete Wilson (10)	75,794	*
Alexander C. Kemper (11)	36,579	*
William M. Lyons (12)	24,075	*
All executive officers and directors as a group (10 persons)(13)	6,331,557	9.8%

5% Stockholders
BlackRock, Inc. (14) 40 East 52nd Street New York, New York 10022	5,664,547	8.7%
Brown Capital Management, Inc. (15) 1201 N. Calvert Street Baltimore, Maryland 21202	5,362,330	8.3%

*Less than 1%

(1)
This table is based upon information supplied by officers, directors, principal stockholders and the Company's transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 64,873,675 shares of the Company's Common Stock outstanding as of March 7, 2011, adjusted as required by the rules promulgated by the SEC.

(2)
For purposes of determining percentages of shares beneficially owned, the Company does not include in the number of outstanding shares those shares subject to performance-based restricted awards which are not scheduled to vest within 60 days of March 7, 2011, because the holders of such shares have no voting or disposition rights with respect to the shares.  All shares subject to service-based restricted stock awards, which have voting rights, are included in outstanding shares.

(3)
Shares beneficially owned by Mr. Hartley include 22,051 shares directly owned, 2,928,757 shares owned by Ross C. Hartley Family Investments LLC, 175,992 shares held in a trust for the benefit of Mr. Hartley's son for which Mr. Hartley is the trustee and 20,802 shares of unvested service-based restricted stock.  In his Schedule 13D filings with the SEC, Mr. Hartley reported that he and his spouse have shared voting and dispositive power over the shares held by Ross C. Hartley Family Investments LLC and that his spouse holds a majority of the voting interest in Ross C. Hartley Family Investments LLC.

(4)	Shares beneficially owned by Mr. Bradley include 1,440,952 shares directly owned, including 42,155 shares of unvested service-based restricted stock.
(5)
Shares beneficially owned by Mr. Herington include 1,057,987 shares directly owned, including 75,103 shares of unvested service-based restricted stock and 27,758 shares held for the benefit of Mr. Herington's minor children.

(6)	Shares beneficially owned by Mr. Kovzan include 142,942 shares directly owned, including 57,155 shares of unvested service-based restricted stock.
(7)	Shares beneficially owned by Mr. Knapp include 79,301 shares directly owned, including 45,531 shares of unvested service-based restricted stock.
(8)	Shares beneficially owned by Mr. Burtscher include 192,791 shares directly owned, including 20,802 shares of unvested service-based restricted stock.
(9)	Shares beneficially owned by Governor Evans include 133,534 shares directly owned, including 20,802 shares of unvested service-based restricted stock.
(10)	Shares beneficially owned by Governor Wilson include 75,794 shares directly owned, including 20,802 shares of unvested service-based restricted stock.
(11)	Shares beneficially owned by Mr. Kemper include 36,579 shares directly owned, including 21,709 shares of unvested service-based restricted stock.
(12)	Shares beneficially owned by Mr. Lyons include 24,075 shares directly owned including 10,285 shares of unvested service-based restricted stock.
(13).	Shares held by all executive officers and directors as a group include 335,146 shares of unvested service-based restricted stock
(14)
Based on information set forth in the Schedule 13G filed with the Securities and Exchange Commission on February 7, 2011.  According to the Schedule 13G, shares beneficially owned by BlackRock, Inc. include 5,664,547 shares owned by various investment advisory clients of BlackRock, Inc. which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

(15)
Based on information set forth in Amendment No. 2 to the Schedule 13G filed with the Securities and Exchange Commission on February 7, 2011.  According to the Schedule 13G, as amended, shares beneficially owned by Brown Capital Management, Inc. include 5,362,330 shares owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.

The SEC requires the Company's directors and officers, and stockholders who own more than 5% of the Company's Common Stock, to report their ownership of the Company's Common Stock and any changes in that ownership to the SEC and NASDAQ.  Officers and directors, and stockholders owning more than 5% of the Company's Common Stock, must provide the Company with copies of all such forms that they file.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 2 ON PROXY CARD)

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve, on an advisory basis, the compensation for our named executive officers disclosed in these materials.  This proposal, commonly referred to as a "say on pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation program.

We are asking stockholders to approve the compensation of our named executive officers as disclosed in these materials by adopting the following advisory resolution at the 2011 annual meeting:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

As described in detail under "Compensation Discussion and Analysis" our compensation program is designed to motivate our executives to create a successful company.  We believe that our executive compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including service-based and performance-based restricted stock that vests over a period of years), which was influenced by evaluating the executive compensation of peer companies and the broader market, rewards sustained performance that is aligned with long-term stockholder interests.  Stockholders are encouraged to read the "Executive Compensation," "Compensation Discussion and Analysis" and "Employment Agreements and Severance Payments" sections of this proxy statement, the accompanying compensation tables and related narrative disclosure included in the "Compensation Tables" section of this proxy statement and the other compensation-related disclosure contained elsewhere in this proxy statement for more information regarding our executive compensation program.

Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 3 ON PROXY CARD)

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least every six years to determine whether advisory votes on executive compensation should be held every one, two or three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation every three years.  The Board of Directors believes that a frequency of every three years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a "say on pay" vote.  Furthermore, the Board of Directors believes that a three-year frequency is most consistent with our approach to compensation for the following reasons:

•
a significant component of our compensation program incentivizes long-term performance and a three-year vote cycle will allow stockholders to better judge our compensation program relative to our long-term performance – for example, certain of the restricted stock awards granted to our named executive officers include performance-based vesting conditions tied to our growth in operating income and revenues and cash flow return on invested capital over a three-year measurement period;

•
our compensation program aligns the interests of our management with long-term stockholder interests and a three-year vote cycle is more consistent with this strategy – for example, (i) all of the service-based restricted stock awards granted to our named executive officers vest in annual increments over four years, (ii) as described above, the performance-based restricted stock awards granted to our named executive officers are subject to a three-year performance measurement schedule and (iii) each of our named executive officers and directors must comply with our stock ownership policy;

•
a three-year advisory vote cycle provides the Board of Directors sufficient time to carefully consider the results of the advisory vote regarding the compensation of our named executive officers and to design and implement any desired changes to our compensation program based upon the outcome of such vote;

•	an executive compensation study is typically conducted every three years by a consultant hired by the Compensation Committee; and

•	a three-year advisory vote cycle will provide our stockholders sufficient time to evaluate the effectiveness of the short- and long-term components of our compensation program and our performance.

Stockholders who have concerns about executive compensation during the interval between "say on pay" votes are welcome to bring their specific concerns to the attention of the Board of Directors at any time, by mail, telephone or email.  Please refer to "Structure and Practices of the Board of Directors - Stockholder Communications with Directors" in this proxy statement for information about communicating with the Board of Directors.

The proxy card provides stockholders with the opportunity to choose among four advisory options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors' recommendation.  You may cast your advisory vote by choosing the option of one year, two years, three years, or abstaining from voting in response to the resolution set forth below:

"RESOLVED, that the option of once every year, two years, or three years that receives the affirmative vote of the holders of a majority of all outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon will be determined to be the stockholders’ preferred frequency with which the Company is to hold an advisory vote by stockholders to approve the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

The option of one year, two years or three years that receives the affirmative vote of the holders of a majority of all outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon will be the frequency of the vote on the compensation of our named executive officers that has been expressed by stockholders on an advisory basis.  Although this advisory vote on the frequency of the "say on pay" vote is non-binding, the Board of Directors and the Compensation Committee will consider the outcome of the vote when deciding on the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends a vote for the option of every 3 YEARS for future advisory votes on executive compensation.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 4 ON PROXY CARD)

The Audit Committee considered the performance and qualifications of PricewaterhouseCoopers LLP, the Company's current independent registered public accounting firm.  In consultation with management and PricewaterhouseCoopers LLP, the Audit Committee also considered whether the provision of services by the independent registered public accounting firm is compatible with maintaining the independence of PricewaterhouseCoopers LLP.  The Audit Committee has reappointed PricewaterhouseCoopers LLP to audit the Company's consolidated financial statements and the Company's internal control over financial reporting for the year ending December 31, 2011.

Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal year 2010 and 2009 were as follows:

	2010	2009
Audit fees	$825,000	$766,000
Audit-related fees	204,000	487,000
Tax fees	254,000	161,000
All other fees	-	-
Total fees	$1,283,000	$1,414,000

Audit fees include audits of the annual consolidated financial statements on Form 10-K and reviews of quarterly consolidated financial statements on Form 10-Q, as well as the audit of the Company's internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.  For 2010 and 2009, audit fees also included regulatory audits, audits of financial statements for certain subsidiaries of the Company and services rendered in connection with an SEC investigation and Audit Committee review of expense reporting by certain officers of the Company.  Audit-related fees primarily include audits of benefit plan financial statements, consultations concerning accounting standards, reporting standards and internal controls and attest services relating to Statement of Auditing Services No. 70 reports.  For 2010 and 2009, audit-related fees also included services rendered in connection with the Company's acquisition of certain eGovernment contracts with the state of Texas.  Tax fees consist primarily of fees billed for tax compliance and, to a lesser extent, tax advice.

The Audit Committee has adopted policies and procedures for the pre-approval of all fee estimates and services to be provided by the independent registered public accounting firm to the Company and its subsidiaries.  The Audit Committee's policy is to pre-approve all auditing services and non-audit services to be provided by the independent registered public accounting firm. Additionally, each permissible non-audit service provided in 2010 was reviewed and pre-approved by the Audit Committee.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of all the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.  Proxies solicited by the Board will be voted in favor of ratification unless a stockholder has indicated otherwise on the proxy.  If this appointment is not ratified by the stockholders, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

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SUBMISSION OF STOCKHOLDER PROPOSALS

A stockholder may submit a proposal for inclusion in the Company's 2012 Proxy Statement.  In order for the proposal to be considered, the Company must receive the proposal no later than November 26, 2011.  All proposals must comply with the rules of the Securities and Exchange Commission for eligibility and type of stockholder proposal.  Stockholder proposals should be addressed to:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

If a stockholder does not wish to submit a proposal for inclusion in next year's proxy statement, but instead wishes to present it directly at the 2012 Annual Meeting, NIC's Bylaws require that the Company receive the proposal no earlier than January 4, 2012, and no later than February 3, 2012, and that the stockholder submitting the proposal and the proposal meet certain requirements specified by the Bylaws.  Requests for a copy of the Bylaw requirements should be addressed to the Corporate Secretary at the address provided above.

_________________

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on review of the copies of such reports provided to the Company, the Company believes that all required filings in 2010 were made in a timely fashion.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the persons who served on the Company's Compensation Committee during the last completed fiscal year (Art. N. Burtscher, Daniel J. Evans, Alexander C. Kemper, William M. Lyons and Pete Wilson) (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company's executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company's Compensation Committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as the Company's director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedures with Respect to Related Person Transactions

NIC has adopted a written policy governing the review, approval or ratification of "Related Person Transactions," as described below (the "Policy").

Related Person Transactions

For the purposes of the Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds, or is anticipated to exceed, $120,000 in the aggregate, and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a "Related Person" means: (1) any person who is, or at any time since the beginning of NIC's last fiscal year was, a director or executive officer of NIC or a nominee to become a director of NIC; (2) any person who is known to be the beneficial owner of more than 5% of any class of NIC's voting securities; (3) any immediate family member of any of the foregoing persons (as defined in the Policy) and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Approval Procedures

Related Person Transactions that are identified as such prior to their consummation or amendment shall be consummated or amended only if the following steps are taken:

(1)
Prior to entering into the Related Person Transaction (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Corporate Governance and Nominating Committee (the "Committee") of the facts and circumstances of the proposed Related Person Transaction, including certain information specified in the Policy.  The Committee will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

(2)
If the Committee determines that the proposed transaction involves an aggregate amount in excess of $120,000 and is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Committee for consideration at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for NIC to wait until the next Committee meeting, to the Chair of the Committee (who will possess delegated authority to act between Committee meetings).

(3)
The Committee, or where submitted to the Chair, the Chair, shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person.  The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of NIC and its stockholders, as the Committee (or the Chair) determines in good faith.

(4)	The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

Ratification Procedures

Under the Policy, the Company's accounting department, under the supervision of the Chief Financial Officer, shall produce periodic reports as the Chair of the Committee shall direct, but no less often than annually, of any amounts paid or payable to, or received or receivable from, any Related Person.

In the event the Chief Executive Officer or Chief Financial Officer, or any other executive officer becomes aware, as a result of the reports described above or otherwise, of a Related Person Transaction that has not been previously approved or previously ratified under the Policy:

(1)
If the transaction is pending or ongoing, it will be submitted to the Committee or Chair of the Committee promptly, and the Committee or Chair shall consider all of the relevant facts and circumstances available to the Committee or the Chair.  The Committee shall not ratify any Related Person Transaction that is not in the best interests of the Company and its stockholders.  Based on this analysis, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

(2)
If the transaction is completed, the Committee or Chair shall evaluate the transaction, taking into account all of the relevant facts and circumstances available to the Committee or Chair, to determine if rescission of the transaction and/or any disciplinary action is appropriate, and shall request an evaluation of NIC's controls and procedures to ascertain the reason the transaction was not submitted to the Committee or Chair for prior approval and whether any changes to these procedures are recommended.

Review of Ongoing Transactions

At the Committee's first meeting of each fiscal year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from NIC of more than $120,000 in the aggregate.  Based on all relevant facts and circumstances, taking into consideration NIC's contractual obligations, the Committee shall determine if it is in the best interests of NIC and its stockholders to continue, modify or terminate the Related Person Transaction.

Charitable Contributions

Proposed charitable contributions, or pledges of charitable contributions, by NIC to a charitable or non-profit organization identified on the roster of Related Persons shall be subject to prior review and approval by the Committee at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, by the Chair.  In addition, each named executive officer (as defined above) shall report to the Committee on a quarterly basis, charitable contributions in excess of $120,000, in the aggregate, by NIC's named executive officers and their spouses to charitable or non-profit organizations identified on the roster of Related Persons.

Disclosure

All Related Person Transactions that are required to be disclosed in NIC's filings with the Securities and Exchange Commission, as required by the Securities Act of 1933 and the Exchange Act and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

_________________

OTHER BUSINESS

The Board of Directors knows of no other business which will be presented at the meeting.  If any other business is properly brought before the Annual Meeting, the proxies in the enclosed form will be voted by the persons voting the proxies.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

William F. Bradley, Jr.
Corporate Secretary
Olathe, Kansas
March 25, 2011

25501 WEST VALLEY PARKWAY SUITE 300 OLATHE, KS 66061
VOTE BY INTERNET - www.proxyvote.com/nic
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date (the cut-off date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NIC Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, pr oxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30815-P09505 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NIC INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Harry H. Herington
02) Art N. Burtscher
03) Daniel J. Evans
04) Ross C. Hartley
05) Alexander C. Kemper
06) William M. Lyons
07) Pete Wilson

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve the advisory resolution on the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To approve holding a stockholder advisory vote upon the compensation of the Company's named executive officers every one, two or three years, as indicated.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR all nominees listed in item 1, FOR items 2 and 4, and for 3 YEARS on item 3.** If any other matters properly come before the meeting, the persons in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M30816-P09505

NIC INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2011 AT 10:00 A.M.

The undersigned stockholder(s) hereby appoint Harry H. Herington and William F. Bradley, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NIC Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. CDT on May 3, 2011, at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211, and any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder(s).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4, AND FOR 3 YEARS ON PROPOSAL 3.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side